                                                                      EXHIBIT(b)




                        ADVANCING TERM CREDIT AGREEMENT




                                 $25,000,000.00
                         SECURED ADVANCING TERM CREDIT



                                      FROM


                             BANK ONE, TEXAS, N.A.


                                       TO


                           SAN JUAN PARTNERS, L.L.C.

                                January 15, 1998

                               TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II.  THE LOAN . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       2.01   The Line of Credit  . . . . . . . . . . . . . . . . . . . . .    8
       2.02   Advances and Payments of Principal Under the Note   . . . . .    9
       2.03   Prepayment and Conversion   . . . . . . . . . . . . . . . . .    9
       2.04   Interest Rate and Payments of Interest  . . . . . . . . . . .   10
       2.05   Increased Cost of Loans   . . . . . . . . . . . . . . . . . .   12
       2.06   Substitute Rate   . . . . . . . . . . . . . . . . . . . . . .   13
       2.07   Change of Law   . . . . . . . . . . . . . . . . . . . . . . .   14
       2.08   Borrowing Base Determination  . . . . . . . . . . . . . . . .   14
       2.09   Advances to Satisfy Obligations of Borrower   . . . . . . . .   16
       2.10   Prepayment Upon Occurrence of a Loan Excess   . . . . . . . .   16
       2.11   Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . .   16
       2.12   Extended Maturity Date  . . . . . . . . . . . . . . . . . . .   16

ARTICLE III.  CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   17
       3.01   Receipt of Note, Agreement, and Certificate of Compliance   .   17
       3.02   Completion of Equity Investment in Borrower   . . . . . . . .   17
       3.03   Receipt of Organizational Documents   . . . . . . . . . . . .   17
       3.04   Receipt of Certified Copy of Corporate Proceedings and
              Certificates of Incumbency  . . . . . . . . . . . . . . . . .   17
       3.05   Receipt of Certificates of Authority and Certificates
              of Good Standing  . . . . . . . . . . . . . . . . . . . . . .   17
       3.06   UCC Search  . . . . . . . . . . . . . . . . . . . . . . . . .   18
       3.07   Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . .   18
       3.08   Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
       3.09   Request for Advance   . . . . . . . . . . . . . . . . . . . .   18
       3.10   Cash Collateral Account   . . . . . . . . . . . . . . . . . .   18
       3.11   Acquisition and/or Ownership of Borrowing Base Property   . .   18
       3.12   Title to Trust Royalty Interest   . . . . . . . . . . . . . .   18
       3.13   Accuracy of Representations and Warranties and No
              Event of Default  . . . . . . . . . . . . . . . . . . . . . .   18
       3.14   Legal Matters Satisfactory to Counsel to Bank   . . . . . . .   19
       3.15   No Material Adverse Change  . . . . . . . . . . . . . . . . .   19
       3.16   Security Instruments  . . . . . . . . . . . . . . . . . . . .   19
       3.17   Legal Fees  . . . . . . . . . . . . . . . . . . . . . . . . .   19

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . .   19
       4.01   Existence and Good Standing   . . . . . . . . . . . . . . . .   19
       4.02   Due Authorization   . . . . . . . . . . . . . . . . . . . . .   19
       4.03   Valid and Binding Obligations   . . . . . . . . . . . . . . .   20
                        . . . . . . . . . . . . . . . . . . . . . . . . . .   20
       4.04   Scope and Accuracy of Financial Statements  . . . . . . . . .   20
       4.05   Liabilities, Litigation and Restrictions  . . . . . . . . . .   20
       4.06   Margin Stock  . . . . . . . . . . . . . . . . . . . . . . . .   20
       4.07   Authorizations and Consents   . . . . . . . . . . . . . . . .   20

                                                                            PAGE
                                                                            ----
       4.08   Compliance with Laws, Rules, Regulations and Orders   . . . .   20
       4.09   Proper Filing of Tax Returns and Payment of Taxes Due   . . .   21
       4.10   ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
       4.11   Investment Company Act Compliance   . . . . . . . . . . . . .   21
       4.12   Public Utility Holding Company Act Compliance   . . . . . . .   21
       4.13   Environmental Laws  . . . . . . . . . . . . . . . . . . . . .   21
       4.14   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . .   22
       4.15   Existing Indebtedness   . . . . . . . . . . . . . . . . . . .   22
       4.16   Material Commitments  . . . . . . . . . . . . . . . . . . . .   22
       4.17   Insurance   . . . . . . . . . . . . . . . . . . . . . . . . .   23
       4.18   Ownership of Borrowing Base Property  . . . . . . . . . . . .   23
       4.19   Material Misstatements and Omissions  . . . . . . . . . . . .   23

ARTICLE V.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . .   23
       5.01   Use of Funds  . . . . . . . . . . . . . . . . . . . . . . . .   23
       5.02   Maintenance and Access to Records   . . . . . . . . . . . . .   23
       5.03   Quarterly Unaudited Financial Statements of Borrower  . . . .   23
       5.04   Annual Audited Financial Statements of Borrower   . . . . . .   24
       5.05   Compliance Certificate  . . . . . . . . . . . . . . . . . . .   24
       5.06   Weekly Status and Monthly Production Reports  . . . . . . . .   24
       5.07   Statement of Material Adverse Change in Condition   . . . . .   24
       5.08   Additional Information  . . . . . . . . . . . . . . . . . . .   24
       5.09   Compliance with Laws and Payment of Assessments and Charges     24
       5.10   Maintenance of Existence and Good Standing  . . . . . . . . .   24
       5.11   Further Assurances  . . . . . . . . . . . . . . . . . . . . .   25
       5.12   Initial Expenses of Bank  . . . . . . . . . . . . . . . . . .   25
       5.13   Subsequent Expenses of Bank   . . . . . . . . . . . . . . . .   25
       5.14   Maintenance of Tangible Property  . . . . . . . . . . . . . .   25
       5.15   Maintenance of Insurance  . . . . . . . . . . . . . . . . . .   25
       5.16   Inspection/Right of Audit   . . . . . . . . . . . . . . . . .   26
       5.17   Payment of Note and Performance of Obligations  . . . . . . .   26
       5.18   ERISA Reports   . . . . . . . . . . . . . . . . . . . . . . .   26
       5.19   Average Trust Distributions.  . . . . . . . . . . . . . . . .   26
       5.20   Trust Unit Distributions/Tax Credit Monetization  . . . . . .   26
       5.21   Compliance with Environmental Laws  . . . . . . . . . . . . .   27
       5.22   Hazardous Substances Indemnification  . . . . . . . . . . . .   27
       5.23   Changes in Management   . . . . . . . . . . . . . . . . . . .   28
       5.24   Payment of Taxes, Etc   . . . . . . . . . . . . . . . . . . .   28
       5.25   Notice of Litigation  . . . . . . . . . . . . . . . . . . . .   28
       5.26   Notice of Change of Principal Offices   . . . . . . . . . . .   29
       5.27   Payment of Accounts Payable   . . . . . . . . . . . . . . . .   29
       5.28   Lien on Royalty Interest  . . . . . . . . . . . . . . . . . .   29
       5.29   Deposit of Trust Units in Brokerage Account   . . . . . . . .   29

ARTICLE VI.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . .   29
       6.01   Other Indebtedness  . . . . . . . . . . . . . . . . . . . . .   29

                                                                            PAGE
                                                                            ----
       6.02   Guaranty of Payment or Performance  . . . . . . . . . . . . .   29
       6.03   Loans or Advances   . . . . . . . . . . . . . . . . . . . . .   29
       6.04   Mortgages or Pledges of Assets  . . . . . . . . . . . . . . .   30
       6.05   Nature of Business  . . . . . . . . . . . . . . . . . . . . .   30
       6.06   Sales of Assets   . . . . . . . . . . . . . . . . . . . . . .   30
       6.07   Dividends and Distributions   . . . . . . . . . . . . . . . .   30
       6.08   Payment of Accounts Payable   . . . . . . . . . . . . . . . .   30
       6.09   Cancellation of Insurance   . . . . . . . . . . . . . . . . .   30
       6.10   Investments   . . . . . . . . . . . . . . . . . . . . . . . .   30
       6.11   Margin Stock  . . . . . . . . . . . . . . . . . . . . . . . .   30
       6.12   Changes in Business Structure   . . . . . . . . . . . . . . .   30
       6.13   Changes in Ownership  . . . . . . . . . . . . . . . . . . . .   30
       6.14   Transactions with Affiliates  . . . . . . . . . . . . . . . .   30

ARTICLE VII.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . .   31
       7.01   Enumeration of Events of Default  . . . . . . . . . . . . . .   31
       7.02   Rights Upon Unmatured Event of Default  . . . . . . . . . . .   32
       7.03   Rights Upon Default   . . . . . . . . . . . . . . . . . . . .   32

ARTICLE VIII.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . .   33
       8.01   Security Interests in Deposits and Right of Offset or
              Banker's Lien   . . . . . . . . . . . . . . . . . . . . . . .   33
       8.02   Survival of Representations, Warranties and Covenants   . . .   33
       8.03   Notices and Other Communications  . . . . . . . . . . . . . .   33
       8.04   Parties in Interest   . . . . . . . . . . . . . . . . . . . .   35
       8.05   Renewals and Extensions   . . . . . . . . . . . . . . . . . .   35
       8.06   No Waiver by Bank   . . . . . . . . . . . . . . . . . . . . .   35
       8.07   INDEMNIFICATION   . . . . . . . . . . . . . . . . . . . . . .   35
       8.08   GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . .   35
       8.09   Incorporation of Exhibits   . . . . . . . . . . . . . . . . .   36
       8.10   Survival Upon Unenforceability  . . . . . . . . . . . . . . .   36
       8.11   Rights of Third Parties   . . . . . . . . . . . . . . . . . .   36
       8.12   Amendments or Modifications of this Agreement   . . . . . . .   36
       8.13   Agreement Construed as an Entirety  . . . . . . . . . . . . .   36
       8.14   Number and Gender   . . . . . . . . . . . . . . . . . . . . .   36
       8.15   AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS   . . . . . . . . .   36
       8.16   Controlling Provision Upon Conflict   . . . . . . . . . . . .   37
       8.17   Time, Place and Method of Payments  . . . . . . . . . . . . .   37
       8.18   Non-Application of Chapter 15 of Texas Credit Code  . . . . .   37
       8.19   Counterpart Execution   . . . . . . . . . . . . . . . . . . .   37

                                                                            PAGE
                                                                            ----
EXHIBITS
--------

EXHIBIT A            Note
EXHIBIT B            Compliance Certificate
EXHIBIT C            Security Instruments
EXHIBIT D            Form of Request for Advance

                        ADVANCING TERM CREDIT AGREEMENT

              THIS ADVANCING TERM CREDIT AGREEMENT, is entered into as of the 15th day of January 1998, by and between SAN JUAN PARTNERS, L.L.C., a Texas limited liability company ("Borrower"), and BANK ONE, TEXAS, N.A., a national banking association (the "Bank").

                              W I T N E S S E T H

              WHEREAS, Borrower desires to institute an advancing term credit with Bank for purposes of satisfying Borrower's working capital needs and for general corporate purposes;

              WHEREAS, Bank is willing to institute such advancing term credit for Borrower in accordance with the terms and provisions hereof;

              NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and the mutual benefits to be derived herefrom, Bank and Borrower agree as follows:

                            ARTICLE I.  DEFINITIONS

              As used in this Agreement, the following terms shall have the meanings indicated:

              "Accounts," "Account Debtor," "Chattel Paper," "Contracts," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instruments," and "Inventory" shall have the same respective meanings as are given to those terms in the Uniform Commercial Code as presently adopted and in effect in the State of Texas.

              "Affiliate" means, as applied to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by", and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

              "Agreement" means this Advancing Term Credit Agreement, as the same may be amended or supplemented from time to time.

              "Bank" has the meaning set forth in the preamble hereof.

              "Base Rate" means, at any time, the rate of interest per annum then most recently established and published by the Bank as its Base Rate, which is eight and one-half percent (8.50%) as of the date of this Agreement.

              "Base Rate Loan" means any Loan for which interest thereon is to be computed at the Floating Rate in accordance with this Agreement.

              "Borrower" has the meaning set forth in the preamble hereof.

              "Borrowing Base" means, at any time, the maximum loan amount, as determined by the Bank from time to time in accordance with Section 2.08, supported by a fraction of the Trust Royalty Interest, which fraction shall be equal to the number of Trust Units owned by Borrower that have been included in the Borrowing Base Property, divided by the total authorized, issued and outstanding of the Trust Units.

              "Borrowing Base Property" means, those Trust Units owned by Borrower that have been made subject to the liens created by the Security Instruments to secure the Obligations.

              "Business Day" shall mean: (a) for all purposes, a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Texas or the laws of the United States of America, and (b) in addition, for purposes of any LIBOR Loan, a day that satisfies the requirements of clause (a) and is a day on which commercial banks in London, England are open for domestic or international business.

              "Cash Collateral Account" shall have the meaning set forth in
Section 3.10.

              "Closing" means the date on which this Agreement is executed and delivered by Bank and Borrower.

              "Commitment" means the obligation of Bank, subject to the provisions of this Agreement and existing only through the last Business Day prior to the Maturity Date, to advance to Borrower funds, not to exceed at any one time outstanding an amount equal to the lesser of: (a) the Borrowing Base then in effect, or (b) $25,000,000.00.

              "Compliance Certificate" means the certificate of the president or vice president of Borrower required to be submitted to Bank from time to time pursuant to this Agreement, which certificate shall be in the form attached hereto as Exhibit "B."

              "Defensible Title" means good and indefeasible title and ownership, free and clear of all mortgages, liens and encumbrances, except for Permitted Encumbrances.

              "Environmental Laws" means (a) the following federal laws as they may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all environmental statutes of any state in which property of Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and
(d) any other federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of Hazardous Substances.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

              "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with Borrower would be treated as a single employer under Section 4001 of ERISA.

              "Event of Default" means any of the events specified in Section
7.01 of this Agreement.

              "Financial Statements" means the statements of the financial condition of the indicated Person, as at the point in time and for the period indicated and consisting of at least a consolidated balance sheet, income statement and statement of cash flows, and, when the foregoing are audited, accompanied by the certification of such Person's independent certified public accountants and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP applied on a basis consistent with that of the preceding year.

              "Floating Rate" means the Base Rate in effect from time to time.

              "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

              "Hazardous Substances" means flammables, explosives, radioactive materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum and petroleum products and associated oil or natural gas exploration, production and development wastes or any substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other Environmental Laws now or hereafter enacted or promulgated by any regulatory authority or governmental body.

              "Indebtedness" means, as to any Person, (a) all items of indebtedness or liability (other than capital, surplus, deferred credits and reserves, as such) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, (b) indebtedness secured by any mortgage, pledge or lien existing on or encumbering property owned by the Person whose Indebtedness is being determined, whether or not the indebtedness secured thereby shall have been assumed (provided that if the indicated Person is not liable for payment of such indebtedness, the amount thereof shall be deemed not to exceed the book value of the encumbered property), and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse, agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, purchase of securities or capital contribution, through a commitment to pay for property or services regardless of the nondelivery of such property or the nonfurnishing of such services or otherwise), or in respect of which such Person has otherwise become directly or indirectly liable, contingently or otherwise, whether now existing or hereafter arising.

              "Interest Rate(s)" means the Floating Rate or the LIBOR Rate, as applicable.

              "Interest Period" means as to any LIBOR Loan the period commencing on and including the date of such Loan (or on the effective date of the election pursuant to Section 2.04(B) by which such Loan became a LIBOR
Loan) and ending on and including the day preceding the same day (or if there is no such same day, the day preceding the last day) in the 1st, 2nd or 3rd calendar month thereafter, as selected by Borrower in accordance with Section 2.04(B), and thereafter such period commencing on and including the day immediately following the last day of the then ending Interest Period for such Loan and ending on and including the day preceding the day corresponding to the first day of such Interest Period (or if there is no such corresponding day, the day preceding the last day), in the 1st, 2nd or 3rd calendar month thereafter, as so selected by Borrower; provided, however, that if any such Interest Period would otherwise end on a day prior to a day that is not a Business Day it shall be extended so as to end on the day prior to the next succeeding Business Day unless the same would fall in a different calendar month, in which case such Interest Period shall end on the day preceding the first Business Day preceding such next succeeding Business Day.

              "Investment" in any Person means any stock, bond, note or other evidence of Indebtedness or any other security (other than current trade and customer accounts) of, or loan to, such Person.

              "LIBOR" means, in respect to any Interest Period, the rate per annum determined by the Bank to be the quotient of (a) the rate quoted, on an immediately available funds basis, to the Bank, at approximately 10:00 a.m. local time in Houston, Texas on the date one (1) Business Day prior to the first day of such Interest Period, for the offering by leading banks in the London interbank market of Dollars for deposit with the Bank for a period comparable to such Interest Period and in an amount comparable to the amount of the Loan determined by the

Bank to be outstanding during such Interest Period and as to which the LIBOR Rate is to be determined, divided by (b) 1.0, minus the Reserve Percentage expressed as a decimal, for such Interest Period.

              "LIBOR Loan" means any Loan from time to time for which interest thereon is to be computed on the basis of the LIBOR Rate.

              "LIBOR Rate" means a rate per annum equal to the sum of LIBOR for the Interest Period for which interest is to be determined at the LIBOR Rate, plus two percent (2.0%).

              "Limitation Period" means any period while any amount remains owing on the Note and interest on such amount calculated at the Floating Rate, plus any fees payable hereunder and deemed to be interest under applicable law, would exceed the Maximum Rate.

              "LLC" means limited liability company.

              "Loan" means, singly, any advance by Bank to Borrower pursuant to this Agreement and "Loans" means, cumulatively, the aggregate sum of all money advanced by Bank to Borrower pursuant to this Agreement.

              "Loan Documents" means this Agreement and all promissory notes, security agreements, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

              "Loan Excess" means, at any point in time, the amount, if any, by which the outstanding balance on the Loans evidenced by the Note exceeds the lesser of: (a) the Commitment in effect from time to time, or (b) seventy percent (70%) of the per Trust Unit price at which the Trust Units are trading, from time to time, times the number of Trust Units owned by Borrower that have been included in the Borrowing Base Property.

              "Maturity Date" means January 2, 1999; provided that upon satisfaction of the conditions stated in Section 2.12, such date shall be July 1, 1999.

              "Maximum Rate" means the maximum non-usurious interest rate permissible under applicable laws of the State of Texas or those of the United States of America applicable to Bank.

              "Multi-employer Plan" means a plan described in Section 4001(a)(3) of ERISA which covers employees of Borrower or any ERISA Affiliate.

              "Note" means that certain promissory note in the original face amount of $25,000,000.00, dated of even date herewith, made by Borrower payable to the order of Bank, in the form attached hereto as Exhibit "A," together with all deferrals, renewals, extensions, amendments, modifications or rearrangements thereof, which promissory note shall evidence the advances to Borrower by Bank pursuant to Section 2.01 hereof.

              "Obligations" means all obligations, indebtedness, and liabilities of Borrower to Bank, now existing or hereafter arising, including, but not limited to, the indebtedness evidenced by the Note, whether direct, indirect, related, unrelated, fixed, contingent, specified, unspecified, joint, several, or joint and several, and all interest and fees accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

              "Oil and Gas Properties" means fee, leasehold or other interests in or under mineral estates or oil, gas and other liquid or gaseous hydrocarbon leases with respect to properties situated in the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with all contracts executed in connection therewith, all oil, gas and other minerals produced and to be produced therefrom, all proceeds thereof, and all tenements, hereditaments, appurtenances and properties, real or personal, appertaining, belonging, affixed or incidental thereto.

              "Pass Through Brokerage Account" means that certain Brokerage Account No. 7900386512 maintained by Borrower with Jefferies & Company.

              "Permanent Brokerage Account" means that certain Brokerage Account No. 029-102287-105 maintained by Borrower with Banc One Securities Corporation.

              "Permitted Encumbrances" means:

              (A) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

              (B) Claims or liens for taxes, assessments, or similar charges, that are due and remain unpaid, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed, and in Bank's sole judgment they do not, in the aggregate, materially detract from the value of the property of Borrower, or materially impair the use thereof in the operation of its business; and

              (C)    Liens in favor of Bank.

              "Person" means an individual, company, corporation, partnership, limited partnership, joint venture, trust, association, unincorporated organization or a government or any agency or political subdivision thereof.

              "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

              "Prohibited Transaction" means any transaction set forth in
Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended from time to time.

              "Proved Reserves" means the estimated quantities of crude oil, condensate, natural gas liquids and natural gas which geological and engineering data demonstrate with reasonable certainty in accordance with guidelines then generally being applied by Bank in its evaluation of the value, for lending purposes, of Oil and Gas Properties, to be recoverable by primary producing mechanisms in future years from known reservoirs underlying lands or interests therein constituting Oil and Gas Properties, under existing economic and operating conditions.

              "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

              "Request for Advance" means the written request by Borrower for an advance by Bank pursuant to this Agreement, which Request for Advance shall be in a form, and shall include the information and accompanying supporting documentation, as prescribed in Exhibit "D" attached hereto.

              "Required Number" means: in the case of notices hereunder (i) relative to borrowings, prepayments, elections of the LIBOR Rate, selections of Interest Periods for, or other transactions in respect of, LIBOR Loans: two
(2) Business Days; or (ii) relative to all transactions in respect of Base Rate
Loans: one (1) Business Day; it being understood, however, that in the case of notices involving transactions in respect of more than one type of Loan (such as a change in type of Loan in accordance with Section 2.04(B)), "Required Number" means that number of days, as indicated above in respect of the Loans involved, which would constitute the longest applicable period of time.

              "Reserve Percentage" means for any Interest Period, the average (for such Interest Period) maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D of the Federal Reserve Board by member banks of the Federal Reserve System as it applies to the Bank against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by member banks by reason of any regulatory change against (i) any category of liabilities that includes deposits by reference to which the interest rate for LIBOR Loans is to be determined as provided in this Agreement or (ii) any category of extensions of credit or other assets that include LIBOR Loans. As of the date of this Agreement the Reserve Percentage is zero.

              "Security Instruments" means the security instruments described on Exhibit "C," in form and substance satisfactory to Bank, to be executed by Borrower pursuant to Section 3.16, and any and all other instruments or documents hereafter executed in connection with or as security for the payment of the Note.

              "Subsidiary" means (a) any corporation in which Borrower, directly, or indirectly through its Subsidiaries, owns more than fifty percent (50%) of the stock of any class or classes having by the terms thereof the ordinary voting power to elect a majority of the directors of such corporation; and (b) any partnership, association, joint venture, or other entity in which Borrower, directly or indirectly through its Subsidiaries, has more than a fifty percent (50%) equity interest at the time.

              "Tax Credit Monetization" shall have the meaning set forth in
Section 5.20.

              "Trust" means the Burlington Resources Coal Seam Gas Royalty Trust, as more fully described in the Trust Prospectus.

              "Trust Agreement"  shall have the meaning set forth in Section
2.12.

              "Trust Prospectus" means that certain Prospectus dated May 1993 pursuant to which 8,800,000 Trust Units in the Burlington Resources Coal Seam Gas Royalty Trust were publicly offered for purchase.

              "Trust Royalty Interest" means Royalty Interests conveyed to the Trust with respect to Coal Seam Gas to be produced and sold from Meridian Oil Production, Inc.'s interest in the Underlying Properties, as more fully described in the Trust Prospectus.

              "Trust Unit Acquisition Program" shall have the meaning set forth in Section 5.01.

              "Trust Units" means the Units, as defined in the Trust
Prospectus.

              "Underlying Properties" means those certain Oil and Gas Properties defined and described as Underlying Properties in the Trust Prospectus.

              "Unmatured Event of Default" means any event or occurrence which solely with the lapse of time or the giving of notice or both will ripen into an Event of Default.

              Undefined financial accounting terms used in this Agreement shall be defined in accordance with GAAP.

                             ARTICLE II.  THE LOAN

              2.01 The Line of Credit. Upon the terms and conditions (including, without limitation, the right of Bank to terminate the Commitment hereunder upon an Event of Default or to suspend the Commitment upon an Unmatured Event of Default) and relying on the representations and warranties contained in this Agreement, Bank agrees, for a period from and after the date hereof through the last Business Day prior to the Maturity Date, to make advances for the account of Borrower from time to time following receipt of a Request for Advance; provided, however, that the aggregate principal amount of all Loans at any one time outstanding shall not exceed the Commitment. Once any part of the availability of the Commitment has been advanced to Borrower, although Borrower shall have the right to prepay the portion of the Loan evidenced by such advance, Borrower shall not be permitted to reborrow that portion of the Commitment, but shall have the right to request and receive subsequent advances of any remaining unfunded portion of the Commitment. The borrowings made by Borrower pursuant to the Commitment shall be made at the principal office of Bank and shall be evidenced by the Note. The entire outstanding principal amount of the Note is due on the Maturity Date.

              2.02 Advances and Payments of Principal Under the Note. Each time an advance is made against or payment is made on the Note, Bank is hereby irrevocably authorized by Borrower to make appropriate entries of such in its records in accordance with the usual and customary practices of accounting for advances and payments on notes; provided, however, the failure of Bank to do so shall not relieve Borrower of its correct liability hereunder or under the Note.

              The aggregate unpaid amount of advances reflected by the notations by Bank on its records or the ledger sheets affixed to the Note shall be deemed rebuttably presumptive evidence of the principal amount owing on the Note. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced to Borrower and outstanding under this Agreement and interest on such amounts calculated in accordance with this Agreement. Interest provided for in the Note and herein shall be calculated on unpaid sums actually advanced and outstanding under the Note pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.

              2.03 Prepayment and Conversion. Upon the Required Number of days notice to the Bank, Borrower may: (a) without the payment of penalty or premium, prepay the principal of the Loans, or (b) voluntarily convert the applicable Interest Rate of any Loan prior to the termination of the applicable Interest Period in whole or in part, from time to time; any partial payment or conversion to be made in the sum of not less than $500,000 or any $100,000 increment in addition thereto; provided that, with respect to any such prepayment or conversion of any Loan upon which interest is being calculated at the LIBOR Rate, Borrower shall reimburse the Bank on demand and following receipt of the certificate referenced, below, for any costs, including administrative costs, incurred by the Bank as a result of such prepayment or conversion and any loss incurred or to be incurred by the Bank in the redeployment of the funds released by any such prepayment. Such loss shall be the difference, as reasonably determined by Bank, between (i) Bank's gross return hereunder with respect to that portion of the Loans which is prepaid, based on the applicable Interest Rate for such portion of the Loans and (ii) any lesser amount realized by Bank in deploying the funds received in repayment, or otherwise realized from that portion of the Loans so prepaid, during the period from the date of the prepayment until the end of the Interest Period for that portion of the Loans prepaid; provided that Bank shall use its best efforts to redeploy such funds in a commercially reasonable manner, and the Bank shall give Borrower, within ninety (90) days of incurring any such loss or cost, a certificate identifying the amount of such loss or costs and showing the calculations used in determining such loss or costs.

              2.04   Interest Rate and Payments of Interest.

              (A) Interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as appropriate. Interest on LIBOR Loans shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed. Interest on the outstanding principal balance of the Loans shall accrue for each day at either the Floating Rate for such day or the LIBOR Rate for the Interest Period which includes such day, all as elected and specified (including specification as to length of Interest Period, as permitted by the definition of that term, with respect to any election of the LIBOR Rate) by Borrower in accordance with
              Section 2.04(B); provided that:

                     (i) In the absence of an election by Borrower of the LIBOR Rate, or, having made such election but upon the Required Number of days prior to the end of the then current Interest Period Borrower fails or is not entitled under the terms of this Agreement to elect to continue such Interest Rate and specify the applicable Interest Period therefor, then upon the expiration of such then current Interest Period, interest on the Loans shall accrue for each day at the Floating Rate for such day, until Borrower, pursuant to Section 2.04(B), elects a different Interest Rate and specifies the Interest Period for the Loans.

                     (ii) Interest accruing on any LIBOR Loan during any Interest Period shall be payable on the last Business Day of such then current Interest Period; provided, however, that all accrued interest on any LIBOR Loan converted or prepaid pursuant to Section 2.03 shall be paid immediately upon such prepayment or conversion.

              (B) By at least the Required Number of days prior to the advance of any Loan hereunder, Borrower shall select the initial Interest Rate to be charged on such Loan, and from time to time thereafter Borrower may elect, on at least the Required Number of days' irrevocable prior written (or telephoned, promptly confirmed by written) notice to the Bank, to change the Interest Rate on any Loan to any other Interest Rate (including, when applicable, the selection of the Interest Period); provided that;
              (i) Borrower shall not select an Interest Period that extends beyond the Termination Date; (ii) except as otherwise provided in
              Section 2.03 no such change from the LIBOR Rate to another Interest Rate shall become effective on a day other than the day, which must be a Business Day, next following the last day of the Interest Period last effective for such LIBOR Loan; (iii) any elections made by Borrower pursuant to this Section 2.04(B) shall be in the amount of $100,000, plus any additional increment of $100,000; (iv) notwithstanding anything herein to the contrary, Borrower may not make any election under this Section 2.04(B) that would result in Loans outstanding at more than three (3) different LIBOR Rates without the written agreement of the Bank to do so; and (v) the first day of each Interest Period as to a LIBOR Loan shall be a Business Day.

              (C) Interest on Base Rate Loans shall be paid quarterly in arrears on the first Business Day of each calendar quarter commencing on the first day of the calendar quarter following the quarter in which interest begins to accrue at the Floating Rate, as elected by Borrower pursuant to Section 2.04(B), and on the date the principal of such Loans shall be due (at stated maturity, on acceleration, or otherwise).

              (D) Interest on past-due principal shall accrue at the greater of the applicable Floating Rate plus three percent (3.00%) or LIBOR plus five percent (5.00%) until such principal is paid in full, and shall be payable upon demand by the Bank.

              (E) The Bank shall notify Borrower of the current Base Rate and of the current LIBOR Rate from time to time upon request by Borrower.

              (F) It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time. Accordingly, if any transactions contemplated hereby would be usurious under applicable Law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Agreement, or any other agreement entered into in connection with this Agreement, it is agreed the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged, or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement shall under no circumstances exceed the Maximum Rate, and any excess shall be credited to Borrower by Bank (or, if such consideration shall have been paid in full, such excess refunded to Borrower by Bank). All sums paid, or agreed to be paid, to the Bank for use, forbearance, and detention of the indebtedness of Borrower by the Bank shall, to the extent permitted by applicable laws, be amortized, pro rated, allocated, and spread throughout the full term of such indebtedness until such indebtedness is paid in full so that the actual rate of interest is uniform, but does not exceed the Maximum Rate, throughout the full term thereof. If at any time the applicable Interest Rate, which shall be deemed for purposes of this Section 2.04(F), only, to include any other fees, charges, or other forms of consideration which constitute interest under applicable law that is contracted for, charged, or received under this Agreement or any other agreement entered into in connection with this Agreement, exceeds the Maximum Rate, the rate of interest to accrue pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement, to the Maximum Rate, but any subsequent reductions in the Interest Rate otherwise provided for herein shall not reduce the interest to accrue pursuant to this Agreement below the Maximum Rate until the total amount of interest accrued pursuant to this Agreement equals the amount of interest that would have accrued if a varying rate per annum equal to the otherwise applicable Interest Rate had at all times been in effect. If the total amount of interest paid or accrued pursuant to this Agreement under the foregoing provisions is less than the total amount of interest that would have accrued if a varying rate per annum equal to the otherwise applicable Interest Rate had at all times been in effect, then Borrower agrees to pay upon final maturity of the Loans an amount equal to the difference between (a) the lesser of (i) the amount of interest that would have accrued if the Maximum Rate had at all times been in effect or (ii) the amount of interest that would have accrued if a varying rate per annum equal to the otherwise applicable Interest Rate had at all times been in effect, and (b) the amount of interest accrued in accordance with the other provisions of this Agreement.

              2.05   Increased Cost of Loans.

              (A) Notwithstanding any other provisions herein, if as a result of any regulatory change occurring after the date hereof

                     (i) the basis of taxation of payments to Bank of the principal of, or interest on, any LIBOR Loan or any other amounts due under this Agreement in respect of any such LIBOR Loan (except for taxes imposed on the overall net income or receipts of Bank, and franchise or other taxes imposed generally on Bank), by the jurisdiction (or any political subdivision therein) in which Bank has its principal office is changed;

                     (ii) any reserve, special deposit, or similar requirement (including without limitation any reserve requirement under regulations of the Board of Governors of the Federal Reserve System) against assets of, deposits with, or for the account of, or credit extended by Bank, is imposed, increased, modified, or deemed applicable; or

                     (iii) any other condition affecting this Agreement or any LIBOR Loan is imposed on Bank or (in the case of LIBOR Loans) the London interbank market;

              and the result of any of the foregoing is to increase the actual direct cost to Bank of making or maintaining any such LIBOR Loan or to reduce the amount of any sum received by Bank hereunder in respect thereof (and such increase or reduction shall not have been compensated by a corresponding increase in the interest rate applicable to the respective Loans), by an amount deemed by Bank to be material (such increases in cost and reductions in amounts receivable being herein called "Increased Costs"), then Borrower shall pay to Bank, within thirty (30) days after its demand, such additional amount or amounts as will compensate

              Bank for those Increased Costs. The Bank will not demand to be compensated by Borrower for such Increased Costs unless the Bank generally makes such demands to its other LIBOR Loan customers who are similarly situated. A certificate of Bank setting forth the basis for the determination of such amount necessary to compensate the Bank as aforesaid, accompanied by documentation showing reasonable support for such increased costs or reduced sums received by Bank, shall be delivered to Borrower within 180 days of the events giving rise to such Increased Costs and shall be conclusive, save for manifest error, as to such determination and such amount.

              (B) Notwithstanding the foregoing provisions of this Section 2.05, in the event that by reason of any regulatory change the Bank either (i) incurs Increased Costs based on, or measured by, the excess above a specified level of the amount of a category of deposits or other liabilities of Bank that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes LIBOR Loans or
              (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if Bank so elects by notice to Borrower, the obligation of Bank to make or convert Loans of any other type into LIBOR Loans hereunder shall be suspended until the earlier of the date such regulatory change ceases to be in effect or the date Borrower and Bank agree upon an alternative method of determining the interest rate payable by Borrower on LIBOR Loans, and all LIBOR Loans of Bank then outstanding shall either be repaid or be converted into a Base Rate Loan (if not otherwise prohibited under the terms of this Agreement) at Borrower's option.

              (C) Bank agrees that upon the occurrence of any regulatory change giving rise to the operation of the first paragraph of this Section 2.05, it will, if requested by Borrower and to the extent permitted by law or by the relevant government authority, for a period of thirty (30) days endeavor in good faith to avoid or minimize the increase in cost or reduction in amount receivable resulting from such regulatory change; provided, however, that such change can be made in such a manner that Bank, in its sole determination, suffers no economic, legal, regulatory, or other disadvantage. Any expense incurred by Bank in so doing shall be paid by Borrower on delivery to Borrower of a certificate as to the amount of such expense, which certificate shall be conclusive in the absence of manifest error. Nothing in this paragraph shall affect or postpone the obligations of Borrower set forth in any other paragraph of this Section 2.05.

              2.06 Substitute Rate. Anything herein to the contrary notwithstanding, if within two (2) Business Days prior to the first day of any Interest Period for a LIBOR Loan the Bank is not, for any reason whatsoever, quoted rates for the offering of Dollars for deposit with it in the London interbank market for a period and amount relevant to the computation of the rate of interest on LIBOR Loans for such Interest Period, the Bank shall give Borrower prompt notice thereof and, if Borrower elects to obtain a Loan for the amount previously requested as a LIBOR Loan, then on what would otherwise have been the first day of such Interest Period such Loans shall be made as Base Rate Loans (if not otherwise prohibited under the terms of this Agreement), in accordance with the election procedures set forth in Section 2.04(B); provided, however, that prior to the effective date of such election, interest shall be calculated at the Floating Rate.

              2.07 Change of Law. Notwithstanding any other provision herein, in the event that any change in any applicable law, rule or regulation or in the interpretation or administration thereof shall make it unlawful for the Bank to (i) honor any commitment it may have hereunder to make any LIBOR Loan, then such commitment shall terminate, or (ii) maintain any LIBOR Loan, then all LIBOR Loans of the Bank then outstanding shall be repaid or, if Borrower so elects, converted to Base Rate Loans (if not otherwise prohibited under the terms of this Agreement) in accordance with the election procedures set forth in Section 2.04(B); provided, however, that prior to the effective date of such election, interest shall be calculated at the Floating Rate. Any remaining commitment of Bank hereunder to make LIBOR Loans (but not other Loans) shall terminate forthwith. Upon the occurrence of any such change, the Bank shall promptly notify Borrower thereof, and shall furnish to Borrower in writing evidence thereof certified by the Bank.

              Any repayment or conversion of any LIBOR Loan which is required under this Section 2.07 or under 2.05(B) shall be effected by payment thereof, together with accrued interest thereon, on demand, and concurrently there shall occur the borrowing of the corresponding Base Rate Loan as provided herein.

              If any repayment to Bank of any LIBOR Loan (including conversions thereof) is made under this Section 2.07 on a day other than a day otherwise scheduled for a payment of principal of or interest on such Loan, Borrower shall pay to Bank upon its request such amount or amounts as will compensate it for the amount by which the rate of interest on such Loan immediately prior to such repayment exceeds the stated rate of interest on relending or reinvesting the funds received in connection with such prepayment, in each case for the period from the date of such prepayment to the Business Day next succeeding the last day of such then current Interest Period, all as determined by Bank in its good faith discretion.

              2.08 Borrowing Base Determination. The Borrowing Base is hereby established as being (i) the lessor of: (a) four dollars and twenty-five cents ($4.25), or (b) one-half of the price at which each Trust Unit is purchased, from time to time, times (ii) the number of Trust Units owned by Borrower and included in the Borrowing Base Property, not to exceed a maximum of $25,000,000.00 as of January 15, 1998. The maximum component of the Borrowing Base per Trust Unit and the maximum, aggregate amount of the Borrowing Base shall be redetermined by Bank, from time to time, pursuant to the provisions of this Section. Bank's determination of the aggregate Borrowing Base and the component of the Borrowing Base on a per Trust Unit basis shall be made in accordance with Bank's prevailing credit process, as in effect from time to time, including its Oil and Gas Property evaluation criteria, risk factors, and hydrocarbon price forecast, as in effect from time to time, as well as factors that may reasonably impact the future performance or credit worthiness of Borrower.

              On or before the first day of each May and November, beginning with May 1, 1998, Borrower shall furnish to Bank a petroleum engineering report and geological data relative to the Proved Reserves that are attributable to the Underlying Properties, as well as such other information as Bank may reasonably request regarding volumes of production produced and sold, contracts, pricing, gross revenues, expenses, and other information and engineering and geological data as may relate to the Underlying Properties (collectively the "Borrowing Base Property Data"). Upon receipt of such Borrowing Base Property Data, Bank shall, in the normal course of business and in accordance with Bank's standard practices in effect from time to time, redetermine the aggregate Borrowing Base and per Trust Unit component of the Borrowing Base, which redetermination shall become effective upon written notification from Bank to Borrower, and which, subject to the other provisions of this Agreement, shall be the basis on which the Borrowing Base shall thereafter be calculated until the effective date of the next redetermination of the Borrowing Base. Each semi-annual review shall be a complete report relating to the Underlying Properties, prepared by an independent petroleum engineer or firm of engineers satisfactory to Bank.

              Beginning with the delivery of the Borrowing Base Property Data due by May 1, 1998, and continuing as and when Borrower is required to provide Bank each semi-annual report, as required by the provisions of this Section, Borrower shall contemporaneously pay Bank a fee equal to $5,000.00 for its analysis of such report and redetermination of Borrowing Base. At any time engineering reviews are requested by Borrower in connection with a Borrowing Base redetermination, other than semi-annual reviews required by Bank, an additional fee of $5,000.00 shall be paid to Bank for its analysis of such report and redetermination of the Borrowing Base.

              The Borrowing Base shall represent the Bank's determination, in accordance with its customary lending practices in effect from time to time, of the maximum loan amount that may be supported by the Borrowing Base Property. Borrower and Bank acknowledge that (a) due to the uncertainties of the oil and gas extraction process, the Underlying Properties are not subject to an evaluation with a high degree of accuracy and are subject to potential rapid deterioration in value and (b) for this reason and the difficulties and expenses involved in liquidating and collecting against the Borrowing Base Property, Bank's determination of the maximum loan amount with respect to the Borrowing Base Property contains an equity cushion, which equity cushion is acknowledged by Borrower as essential for the adequate protection of Bank.

              In addition to scheduled redeterminations of the Borrowing Base, Bank may redetermine the Borrowing Base at any time and from time to time, in accordance with the foregoing procedures and Bank's standard practices in effect from time to time, which redetermination shall become effective upon written notification from Bank to Borrower and which, subject to the other provisions of this Agreement, shall be the basis on which the Borrowing Base shall thereafter be calculated until the effective date of the next redetermination of the Borrowing Base.

              2.09 Advances to Satisfy Obligations of Borrower. Bank may, but shall not be obligated to, make advances hereunder and apply same to the satisfaction of any condition, warranty, representation or covenant of Borrower contained in this Agreement, and the funds so advanced and applied shall be part of the Loan proceeds advanced under this Agreement and evidenced by the Note. Bank shall endeavor to give written notice to Borrower at least five (5) Business Days prior to making any such advance pursuant to this Section, provided that Bank shall not be obligated to give any such notice if, in good faith, it has determined that a delay in making any such advance would have a material adverse effect on the business, operations or financial condition of Borrower or on the collateral value to Bank of any material portion of the Borrowing Base Property.

              2.10 Prepayment Upon Occurrence of a Loan Excess. Borrower acknowledges that Bank will periodically, and in any event no less frequently than once per month, make a determination regarding whether a Loan Excess exists, and following any such determination it shall have the right, but not the obligation, to notify Borrower of such Loan Excess. Upon receipt of notice from Bank that a Loan Excess exists, or upon Borrower having, itself, made a determination that a Loan Excess exists, Borrower shall immediately, but in no event later than fifteen (15) days following the earlier of either: (a) Borrower becoming aware that a Loan Excess exists, or (b) notice from Bank of any such determination, (i) prepay the principal of the Note in an aggregate amount at least equal to such Loan Excess or (ii) add to the Borrowing Base additional Borrowing Base Property sufficient to increase the Borrowing Base to an amount equal the unpaid principal amount of the Note.

              2.11 Facility Fee. As consideration for the commitment of Bank to make Loans to Borrower pursuant to this Agreement, Borrower shall pay to Bank at Closing a fee ("Facility Fee") equal to five-tenths of one percent (.5%) of $25,000,000.00; and at the time of funding of each advance of the Loan pursuant to Section 2.01 (including any advance made at Closing), Borrower shall contemporaneously pay to Bank a fee equal to three-fourths of one percent (.75%) of the amount of such advance. If the Maturity Date is to be automatically extended as provided in Section 2.12, then on the date of such automatic extension, Borrower shall pay to Bank an additional fee in the amount of one fourth of one percent (.25%) of the amount of the Commitment then in effect.

              2.12 Extended Maturity Date. On January 2, 1999, the Maturity Date shall be automatically extended to July 1, 1999, if, but only if, all of the following conditions have been satisfied:

              (a) there has been an affirmative vote of the owners of sixty-six and sixty-seven one hundredths percent (66.67%) of the Trust Units to liquidate the Trust in accordance with the terms of the Trust Agreement of Burlington Resources Coal Seam Gas Royalty Trust dated May 1, 1993, among Meridian Oil Production Inc., et al., as amended (the "Trust Agreement");

              (b) the Trustee has taken the actions specified in Section 9.03(b) of the Trust Agreement;

              (c) no Event of Default or Unmatured Event of Default shall have occurred and be continuing; and

              (d) the additional Facility Fee required by the last sentence of Section 2.11 shall have been paid or shall be contemporaneously paid.

                            ARTICLE III.  CONDITIONS

              The obligation of Bank to make advances of the Loans referred to in Article II of this Agreement is subject to the prior or contemporaneous satisfaction of the following conditions precedent stated in this Article III, provided, however, that for purposes of Sections 3.13 and 3.15 hereof, any conversion of the applicable Interest Rate of any Loan pursuant to Section 2.03 shall not be deemed to be an "advance" of a Loan hereunder.

              3.01 Receipt of Note, Agreement, and Certificate of Compliance. Bank shall have received the Note, multiple counterparts of this Agreement, as requested by Bank, and the Certificate of Compliance, all duly executed by an authorized officer of Borrower.

              3.02 Completion of Equity Investment in Borrower. Bank shall have received evidence satisfactory to Bank, in its sole discretion, that Borrower has closed, or has enforceable commitments to close, one or more transactions pursuant to which Borrower has been or will be capitalized with at least Twenty-Four Million Dollars ($24,000,000.00) in common equity from one or more equity providers acceptable to Bank, and in form and on terms acceptable to Bank, in its discretion.

              3.03 Receipt of Organizational Documents. Bank shall have received from Borrower its Articles of Organization and its regulations, certified as being true and correct by the secretary or an assistant secretary of Borrower.

              3.04 Receipt of Certified Copy of Corporate Proceedings and Certificates of Incumbency. Bank shall have received from Borrower copies of all resolutions of its managers and members authorizing the transactions set forth in this Agreement, and the execution of this Agreement, the Note, and the Security Instruments, such copy or copies to be certified by the secretary or an assistant secretary as being true and correct and in full force and effect as of the date hereof. In addition, Bank shall have received from Borrower a certificate of incumbency signed by the secretary or an assistant secretary of Borrower setting forth (a) the names of the officers executing this Agreement, the Note, and the Security Instruments, (b) the office(s) to which such Persons have been elected and in which they presently serve and (c) an original specimen signature of each such person.

              3.05 Receipt of Certificates of Authority and Certificates of Good Standing. Bank shall have received certificates, as of the most recent dates practicable, of the Secretary of State of the jurisdiction in which Borrower was formed attesting to Borrower's existence, and of each state in which Borrower is qualified to do business as a foreign LLC attesting to such qualification, and from the department of revenue or taxation of each of the foregoing states or governmental authorities, as to the good standing of Borrower.

              3.06 UCC Search. The results of a Uniform Commercial Code/security interest search showing all financing statements and other documents or instruments on file against Borrower in the Offices of the Secretaries of State of the State of Texas, such searches to be as of a date no more than ten (10) days prior to the date of the Closing.

              3.07 Opinion of Counsel. Bank shall have received a satisfactory legal opinion from the firm of Haynes & Boone, LLP, counsel for Borrower, confirming the representations of Borrower set forth in Sections 4.01 through 4.03, 4.11 and 4.12, such opinion to be subject to such customary assumptions, qualifications and exceptions as are reasonably satisfactory to the Bank.

              3.08 Fees. Bank shall have contemporaneously received the fees required by Section 2.13.

              3.09 Request for Advance. Bank shall have received from Borrower a Request for Advance.

              3.10 Cash Collateral Account. Borrower shall have established with Bank an account (the "Cash Collateral Account"), which is account No. 1560185793, into which the deposits required by Section 5.20 shall be made.

              3.11 Acquisition and/or Ownership of Borrowing Base Property. Bank shall have been satisfied, in its sole discretion, that Borrower has become, or contemporaneously with such advance, will become, the owner of the Trust Units on which the Borrowing Base has been calculated, and that such Trust Units are, or promptly following their acquisition by Borrower will be, held for the benefit of Borrower in the Permanent Brokerage Account or the Pass Through Brokerage Account, in accordance with Section 5.29, and that Bank has received from the broker that maintains the Permanent Brokerage Account and the broker that maintains the Pass Through Brokerage Account an executed Confirmation of Pledge in form satisfactory to Bank, in which such broker acknowledges receipt of the notice of Bank's security interest therein and agrees, among other customary provisions, not to effect any transfer of Borrower's interest in any of the securities in such account without the prior written consent of Bank.

              3.12 Title to Trust Royalty Interest. The Bank shall be satisfied that the Trust has Defensible Title to the Royalty Interest, and that there has been no material, adverse change in, or termination, interruption of performance, or default under the Gas Purchase Contract and Gas Gathering Contract, as described and defined in the Glossary attached as Exhibit "B" to the Trust Prospectus.

              3.13 Accuracy of Representations and Warranties and No Event of Default. The representations and warranties contained in Article IV of this Agreement shall be true and correct in all material respects on the date of the making of such Loans or advances with the same effect as though such representations and warranties had been made on such date; and no Event of Default shall have occurred and be continuing or will have occurred at the completion of the making of such Loans or advances.

              3.14 Legal Matters Satisfactory to Counsel to Bank. All legal matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to counsel for Bank.

              3.15 No Material Adverse Change. No material adverse change shall have occurred since the date of this Agreement in the condition, financial or otherwise, of Borrower or the Trust.

              3.16 Security Instruments. As security for the payment of the Note and the performance of the Obligations of Borrower under this Agreement, Bank shall have received the Security Instruments, duly executed by Borrower, that are necessary or appropriate, in the opinion of Bank, to perfect Bank's security interests in the Borrowing Base Property and other assets of Borrower.

              3.17 Legal Fees. All legal fees and disbursements owed to Bank's special counsel who provided representation to the Bank in connection with this Agreement or any amendment hereto shall have been paid.

                  ARTICLE IV.  REPRESENTATIONS AND WARRANTIES

              To induce Bank to enter into this Agreement and to make the Loans hereunder, Borrower represents and warrants to Bank (which representations and warranties will survive the delivery of the Note) that:

              4.01 Existence and Good Standing. Borrower is an LLC duly organized, legally existing and in good standing under the laws of its jurisdiction of formation and is duly qualified and in good standing as a foreign LLC in all jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary, other than those jurisdictions wherein the failure to so qualify does not have a material adverse effect on Borrower.

              4.02 Due Authorization. The execution and delivery by Borrower of this Agreement and the borrowings hereunder; the execution and delivery by Borrower of the Note and the Security Instruments; and the repayment by Borrower of Indebtedness evidenced by the Note and interest and fees provided in the Note and this Agreement (a) are within the LLC power of Borrower; (b) have been duly authorized by all necessary LLC action; and (c) do not and will not (i) require the consent of any regulatory authority, governmental body, or any other Person, (ii) violate any provision of law, the certificate of incorporation, the articles of incorporation, or the bylaws of Borrower, (iii) cause a default to occur under the terms and provisions of any indenture, instrument or other agreement to which Borrower is a party or by which its property may be presently bound or encumbered, or (iv) result in or require the creation or imposition of any mortgage, lien, pledge, security interest, charge or other encumbrance in, upon or of any of the properties or assets of Borrower under any such indenture, instrument or other agreement, other than under any of the Security Instruments.

              4.03 Valid and Binding Obligations. This Agreement, the Note, and the Security Instruments are the legal, valid and binding obligations of and enforceable against Borrower in accordance with their respective terms (subject to any applicable bankruptcy, insolvency or other laws of general application affecting creditors' rights and judicial decisions interpreting any of the foregoing).

              4.04 Scope and Accuracy of Financial Statements. All Financial Statements submitted and to be submitted to Bank hereunder are and will be complete and correct in all material respects; are and will be prepared in accordance with GAAP and practices consistently applied; and do and will fairly reflect the financial condition and the results of the operations of Borrower in all material respects as of the dates and for the period stated therein (subject only to normal year-end audit adjustments with respect to such unaudited interim statements); and no material adverse change has since occurred in the condition, financial or otherwise, of Borrower.

              4.05 Liabilities, Litigation and Restrictions. Except as disclosed in the Financial Statements, Borrower has no liabilities, direct or contingent, which may materially and adversely affect its business or assets. There is no litigation or other action of any nature pending before any court, governmental instrumentality, regulatory authority or arbitral body or, to the knowledge of Borrower, threatened against or affecting Borrower, which might reasonably be expected to result in any material, adverse change in the business or assets of Borrower. No unusual or unduly burdensome restriction, restraint or hazard exists by contract, law, governmental regulation or otherwise relative to the business or material properties of Borrower which might reasonably be expected to result in any material, adverse change in the business or assets of Borrower other than such as relate generally to Persons engaged in the business activities conducted by Borrower.

              4.06 Margin Stock. None of the proceeds of the Loans will be used for the purpose of buying or carrying margin stock, except as expressly permitted herein.

              4.07 Authorizations and Consents. No authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any governmental or public authority or any third party is required to authorize, or is otherwise required in connection with the valid execution and delivery by Borrower of this Agreement, the Note, and the Security Instruments or any instrument contemplated hereby, the repayment by Borrower of advances against the Note and interest and fees provided in the Note and this Agreement, or the performance by Borrower of its obligations under any of the foregoing.

              4.08 Compliance with Laws, Rules, Regulations and Orders. To the best of the knowledge and belief of Borrower, neither the business nor any of the activities of Borrower, as presently conducted, violates any law or any rule, regulation or directive of any applicable judicial, administrative or other governmental instrumentality (including, but not by way of limitation, any law or any rule, regulation or directive of any judicial, administrative or other governmental instrumentality relating to zoning, to any Environmental Law, or to the stabilization of wages or prices the result of which violation would have a material adverse effect on Borrower, and Borrower possess all licenses, approvals, registrations, permits and other authorizations necessary to enable it to carry on its respective business in all material respects as now conducted, and all such licenses, approvals, registrations, permits and other authorizations are in full force and effect; and Borrower has no reason to believe that it will be unable to obtain the renewal of any such licenses, approvals, registrations, permits and other authorizations.

              4.09 Proper Filing of Tax Returns and Payment of Taxes Due. Borrower has duly and properly filed all United States Income Tax returns and all other tax returns which are required to be filed, and has paid all taxes due pursuant to said returns or pursuant to any assessment received, except such taxes, if any, as are being contested in good faith and as to which adequate provisions and disclosures have been made; and the respective charges and reserves on the books of Borrower with respect to any taxes or other governmental charges are adequate.

              4.10 ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any plan; no notice of intent to terminate a plan has been filed, nor has any plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate a plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multi-employer plan; Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their plans and the present value of all vested benefits under each plan exceeds the fair market value of all plan assets allocable to such benefits, as determined on the most recent valuation date of the plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of Borrower or any ERISA Affiliate to the PBGC or the plan under Title IV of ERISA; and neither Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

              4.11 Investment Company Act Compliance. Borrower is not, nor is it directly or indirectly controlled by or acting on behalf of any person or entity which is, an investment company or an "affiliated person" of an investment company within the meaning of the Investment Company Act of 1940.

              4.12 Public Utility Holding Company Act Compliance. Borrower is not a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              4.13 Environmental Laws. To the best of the knowledge and belief of Borrower:

              (a) no property of Borrower is currently on, or has ever been on, any federal or state list of superfund sites as listed on the Environmental Protection Agency National Priority List or any comparable state registries or list in any state of the United States (collectively "Superfund Sites");

              (b) no Hazardous Substances have in the past been generated, transported, and or disposed of, by Borrower at any Superfund Site;

              (c) except in accordance with a valid permit, license, certificate or approval of the relevant regulatory authority or governmental body, there has been no emission, spill, release, disposal or discharge of any Hazardous Substance into or upon (i) the air, (ii) soils or any improvements located thereon, (iii) surface water or groundwater, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing any property of Borrower; and

              (d) no complaint, order, directive, claim, citation, notice of environmental report, notice of investigation or other notice by any regulatory authority or governmental body or any other Person with respect to (i) air emissions, (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any property of Borrower, (iii) solid or liquid waste disposal, (iv) the use, generation, storage, transportation or disposal of any Hazardous Substance, or (v) other environmental, health or safety matters affecting any property of Borrower, any improvements located thereon, or the business thereon conducted, has been received by Borrower, nor has Borrower been given oral or written notice thereof;

provided, however, that the representations and warranties set forth in subparagraphs (c) and (d) above shall apply only to events and conditions which either resulted in (i) a continuing lien or encumbrance on the property of Borrower or (ii) otherwise materially affect Borrower's use or operation of its property or Borrower's ability to repay the Indebtedness evidenced by the Note.

              4.14   Subsidiaries.  Borrower has no Subsidiaries.

              4.15 Existing Indebtedness. Borrower has no existing Indebtedness, other than accounts payable incurred in the ordinary course of business that are not more than 30 days overdue.

              4.16 Material Commitments. (A) Borrower has no material leases, contracts or commitments of any kind (including, without limitation, employment agreements; collective bargaining agreements; powers of attorney; distribution arrangements; patent license agreements; contracts for future purchase or delivery of goods or rendering of services; bonuses, pension and retirement plans; or accrued vacation pay, insurance and welfare agreements) requiring aggregate expenditure by Borrower in excess of $500,000 per year; (B) to the best of Borrower's knowledge, all parties to all such material leases, contracts, and other commitments to which Borrower is a party have materially complied with the provisions of such leases, contracts, and other commitments; and (C) to the best of Borrower's knowledge, no party is in material default under any thereof and no event has occurred that but for the giving of notice or the passage of time, or both, would constitute a material default.

              4.17 Insurance. Borrower maintains insurance with respect to the properties and business of Borrower providing coverage for such liabilities, casualties, risks and contingencies and in such amounts as is customary for entities owning similar properties and conducting business similar to that of Borrower, and all premiums due thereon have been paid.

              4.18 Ownership of Borrowing Base Property. Borrower is the sole beneficial owner of all Trust Units comprising the Borrowing Base Property, free and clear of all liens, claims and encumbrances other than Permitted Encumbrances, and all of such Borrowing Base Properties are held for the benefit of Borrower in the name of Banc One Securities Corporation in a brokerage account maintained by Borrower with Banc One Securities Corporation.

              4.19 Material Misstatements and Omissions. No express representation or warranty by or with respect to Borrower contained herein or in any certificate or other document required by this Agreement and furnished by Borrower contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

                       ARTICLE V.  AFFIRMATIVE COVENANTS

              Borrower covenants, so long as any Indebtedness of Borrower to Bank remains unpaid under this Agreement or Bank remains obligated to make advances hereunder, to:

              5.01 Use of Funds. Use the proceeds advanced under the Loan solely as bridge financing to support a tender offer and purchase of up to sixty-six point sixty-seven percent (66.67%) of the Trust Units (the "Trust Unit Acquisition Program").

              5.02 Maintenance and Access to Records. Keep adequate records in accordance with good accounting practices, of all of Borrower's transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined and, at Bank's reasonable request, make all financial records and records relating to the Borrowing Base Property, available for Bank's inspection and permit Bank to make and take away copies thereof.

              5.03 Quarterly Unaudited Financial Statements of Borrower. Deliver to Bank, on or before the forty-fifth (45th) day after the end of each of the first three calendar quarters of each fiscal year, unaudited Financial Statements of Borrower as at the end of such period and from the beginning of such fiscal year to the end of the respective period, as applicable, which Financial Statements shall be certified by the president or chief financial officer of Borrower as being true and correct, subject to changes resulting from year-end audit adjustments.

              5.04 Annual Audited Financial Statements of Borrower. Deliver to Bank, on or before the ninetieth (90th) day after the close of each fiscal year of Borrower the annual audited Financial Statements of Borrower.

              5.05   Compliance Certificate.  Deliver to Bank a Compliance
Certificate: (a) at the time of Borrower's execution of this Agreement, and (b) on the first day of each month subsequent to the execution of this Agreement.

              5.06   Weekly Status and Monthly Production Reports.  Deliver to
Bank: (a) within five (5) Business Days after Friday of each week a detailed report which summarizes the activity and results of the Trust Unit Acquisition Program that occurred during the preceding week, and (b) within fifteen (15) days after the end of each month, a detailed report setting out information relating to the production of oil and gas from the Underlying Properties during the second calendar month preceding the date of such report, including quantities and/or volumes of oil of gas produced, the prices at which such oil and gas were sold, and the resulting revenues paid to the Trust with respect to its Royalty Interests.

              5.07   Statement of Material Adverse Change in Condition.
Deliver to Bank, promptly upon any officer of Borrower having knowledge of any material adverse change in the condition, financial or otherwise, of Borrower and/or the Trust (or any event or circumstance that would reasonably be anticipated to result in any such material adverse change in condition including, but not limited to, litigation and changes in business), a statement of the president or vice president of Borrower, setting forth the change in condition or event or circumstance likely to result in any such change and the steps being taken by Borrower with respect to such change in condition or event or circumstance.

              5.08 Additional Information. Furnish to Bank all information, if any: (a) filed with the SEC by Borrower, (b) routinely provided by Borrower to its members, generally, and (c) received by Borrower from or with respect to the Trust. Furnish to the Bank, promptly upon the Bank's reasonable request, such additional financial or other information concerning the assets, liabilities, operations, and transactions of Borrower and/or the Trust.

              5.09 Compliance with Laws and Payment of Assessments and Charges. Comply with all applicable statutes and government regulations, including, without limitation, ERISA, and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent, and other obligations which, if unpaid, might become a lien against its property, except any of the foregoing being contested in good faith and as to which satisfactory accruals have been provided, unless failure to comply or pay would not have a material adverse effect on the assets of Borrower or the value of any Borrowing Base Property.

              5.10 Maintenance of Existence and Good Standing. Maintain Borrower's LLC existence and good standing in the jurisdiction of its formation, and in all jurisdictions wherein the property now owned or hereafter acquired or business now or hereafter conducted necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a material adverse effect on Borrower.

              5.11 Further Assurances. Promptly cure any defects in the execution and delivery of this Agreement, the Note, the Security Instruments, or any other instrument referred to herein or executed in connection with the Note, and upon notice, immediately execute and deliver to Bank, all such other and further instruments as may be reasonably required or desired by Bank from time to time in compliance with the covenants and agreements made in this Agreement.

              5.12 Initial Expenses of Bank. Pay all fees and expenses of Hutcheson & Grundy, L.L.P., special legal counsel for Bank, incurred in connection with the negotiation and preparation of this Agreement, the Note, the Security Instruments, or any other instrument referred to herein or executed in connection with the Note, the satisfaction of the conditions precedent set forth in Article III of this Agreement and the consummation of the transactions contemplated in this Agreement.

              5.13 Subsequent Expenses of Bank. Upon request, promptly reimburse Bank for all reasonable amounts expended, advanced or incurred by Bank to collect the Note or to enforce the rights of Bank under this Agreement, the Note, the Security Instruments, or any other instrument referred to herein or executed in connection with the Note, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to Borrower by Bank and which amounts will include, but not be limited to, (a) all court costs, (b) attorneys' fees, (c) out-of-pocket fees of auditors and accountants,
(d) out-of-pocket investigation expenses, (e) internal fees of Bank's in-house legal counsel, (f) fees and expenses incurred in connection with Bank's participation as a member of the creditors' committee in a case commenced under Title 11 of the United States Code or other similar law of the United States, the State of Texas or any other jurisdiction, (g) fees and expenses incurred in connection with lifting the automatic stay prescribed in Section Section 362 Title 11 of the United States Code, and (h) fees and expenses incurred in connection with any action pursuant to Section Section 1129 Title 11 of the United States Code, incurred by Bank in connection with the collection of any sums due under this Agreement, together with interest at the Floating Rate per annum, calculated on a basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, on each such amount from the date of notification to Borrower that the same was expended, advanced or incurred by Bank until the date it is repaid to Bank, with the obligations under this
Section 5.13, surviving the non-assumption of this Agreement in a case commenced under Title 11 of the United States Code or other similar law of the United States, the State of Texas or any other jurisdiction and being binding upon Borrower or a trustee, receiver or liquidator of any such party appointed in any such case.

              5.14 Maintenance of Tangible Property. Maintain all of Borrower's tangible property that is material to the conduct of Borrower's business in good repair and condition and make all necessary replacements thereof and operate such property in a good and workmanlike manner in accordance with standard industry practices.

              5.15 Maintenance of Insurance. Continue to maintain, or cause to be maintained, insurance with respect to the properties and business of Borrower against such liabilities, casualties, risks and contingencies and in such amounts as is customary in the industry, in an amount and form, and underwritten by an insurer or insurers, as are reasonably acceptable to Bank, and furnish to Bank, at the execution of this Agreement and annually thereafter, certificates evidencing such insurance.

              5.16 Inspection/Right of Audit. Permit (or cause to be permitted) any authorized representative of Bank, to visit and inspect (at the risk of Bank and/or such representative) any tangible asset of Borrower, and/or to audit the books and records of Borrower, during normal business hours following prior written notice from Bank to Borrower.

              5.17 Payment of Note and Performance of Obligations. Pay the Note according to the reading, tenor and effect thereof, and do and perform every act and discharge all of the obligations provided to be performed and discharged hereunder.

              5.18 ERISA Reports. Promptly after the filing or receiving thereof, copies of all reports, including annual reports, and notices which Borrower files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and promptly after Borrower knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any plan or that the PBGC or Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any plan, Borrower will deliver to Bank a certificate of the chief financial officer of Borrower setting forth details as to such Reportable Event or Prohibited Transaction or plan termination and the action Borrower proposes to take with respect thereto.

              5.19 Average Trust Distributions. Receive distributions from the Trust to Borrower during the quarter ending March 31, 1998, with respect to each Trust Unit owned by Borrower during such quarter equal to at least twelve cents ($0.12) per Trust Unit; and thereafter, maintain average year-to-date distributions from the Trust to Borrower (including those received during the quarter ending March 31, 1998) with respect to each Trust Unit owned by Borrower equal to at least fifteen cents ($0.15) per Trust Unit per calendar quarter.

              5.20   Trust Unit Distributions/Tax Credit Monetization.

              (a) Borrower shall cause all distributions from the Trust to Borrower with respect to the Trust Units owned by Borrower to be deposited directly into the Cash Collateral Account.

              (b) If an affirmative vote on behalf of the holders of at least sixty-six and sixty-seven one hundredths percent (66.67%) of the Trust Units, as determined according to Article VIII of the Trust Agreement, electing to terminate the Trust pursuant to the first sentence of Section 9.02 of the Trust Agreement, has not occurred by September 1, 1998, then on or before November 30, 1998, Borrower shall have completed a transaction pursuant to which it has monetized, on terms and conditions satisfactory to the Bank, the
Section 29 Tax Credits (as more fully defined, described and discussed in the Trust Prospectus) that it receives and/or is entitled to receive by virtue of its ownership of Trust Units (herein called the "Tax Credit Monetization"), and thereafter, one hundred percent (100%) of the net proceeds realized by

Borrower as the result of such Tax Credit Monetization shall be placed into the Cash Collateral Account.

              (c) The funds maintained in the Cash Collateral Account shall be used by Borrower solely for the purpose of paying accrued, unpaid interest and the unpaid principal balance of the Loans, not to exceed the amounts necessary to fully pay and discharge all such accrued, unpaid interest and principal; provided, however, that at any time Borrower may send a written request to Bank seeking Bank's consent to receive a distribution from the Cash Collateral Account to be used for other purposes, which shall be described in such written request, and upon receipt of such written request Bank shall conduct a redetermination of the Borrowing Base in accordance with Section 2.08 (which shall be deemed a request by Borrower for redetermination of the Borrowing Base for purposes of the fees required by Section 2.08), and if, as the result of such Borrowing Base redetermination, Bank determines, in its sole discretion, that it will consent to such requested distribution from the Cash Collateral Account, Bank may notify Borrower in writing of such consent, whereupon Borrower shall be permitted to obtain the requested distributions from the Cash Collateral Account; and provided further, however, Borrower shall be permitted to withdraw not more than $25,000 per calendar quarter from the Cash Collateral Account, subject to the prior, written consent of Bank, in its sole discretion, for purposes of paying third-party professional fees and fees payable to Bank under the terms of this Agreement.

              5.21 Compliance with Environmental Laws. Comply in all material respects with any and all requirements of law, including, without limitation, Environmental Laws, (a) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any property of Borrower, or (b) required for the performance or conduct of its operations, including, without limitation, all permits, licenses, registrations, approvals and authorizations, and, in this regard, comply fully and in a timely manner with, and cause all employees, crew members, agents, contractors, subcontractors and future lessees (pursuant to appropriate lease provisions) of Borrower while such Persons are acting within the scope of their relationship with Borrower, to so comply with, all requirements of law, including, without limitation, Environmental Laws, and other requirements with respect to the property of Borrower and the operation thereof necessary or appropriate to enable Borrower to fulfill its obligations under all requirements of law, including, without limitation, Environmental Laws, applicable to the use, generation, handling, storage, treatment, transport and disposal of any Hazardous Substances now or hereafter located or present on or under any such property.

              5.22 Hazardous Substances Indemnification. Indemnify and hold Bank harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees and expenses), arising directly or indirectly, in whole or in part, out of (a) the presence of any Hazardous Substances on, under or from the property of Borrower, whether prior to or during the term hereof, or (b) any activity carried on or undertaken on or off such property, whether prior to or during the term hereof, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third Persons at any time occupying or present on such property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation or disposal of any Hazardous Substances at any time located or present on or under such property; with the foregoing indemnity further applying to any residual contamination on or under the property of Borrower, or any property of any other Person, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transportation or disposal of any Hazardous Substances, irrespective of whether any of such activities were or will be undertaken in accordance with applicable requirements of law, including, without limitation, Environmental Laws, and surviving satisfaction of all Indebtedness of Borrower to Bank and the termination of this Agreement, provided, further, that the claims and other actions of any kind against Bank which give rise to such indemnity are not barred by the applicable statute of limitations at the time such claims or actions are instituted and such indemnity shall not extend to any act or omission by Bank or any Affiliate of Bank or any of Bank's employees or agents with respect to the relevant property subsequent to Bank becoming the owner of, taking possession of to the exclusion of Borrower or assuming operations of any property previously owned by Borrower and with respect to which property such claim, loss, damage, liability, fine, penalty, charge, proceeding, order, judgment, action or requirement arises subsequent to the acquisition of title thereto, taking possession thereof or assumption of operations thereon by Bank or any Affiliate of Bank or any of Bank's employees or agents. Notwithstanding anything herein to the contrary, the provisions of this Section shall survive any termination of this Agreement and shall survive the payment and performance in full of all Obligations owed by Borrower to Bank.

              5.23 Changes in Management. Notify Bank of any change in the senior management of Borrower, as such management exists as of the date hereof.

              5.24 Payment of Taxes, Etc. Borrower will pay or cause to be paid when due, all taxes, assessments, and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books, provided, however, that Borrower shall pay or cause to be paid all such taxes, assessments, charges, or levies forthwith whenever foreclosure on any lien that may have attached (or security therefor) appears imminent.

              5.25 Notice of Litigation. Borrower will give notice to the Bank within ten (10) Business Days of the occurrence of: (A) any litigation or proceeding in which it is a party if an adverse decision therein might reasonably be expected to require it to pay more than $25,000.00 or deliver (or lose title to) assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (B) the institution of any other suit or proceeding involving Borrower that would reasonably be expected to materially and adversely affect its operations, financial condition, property, or business prospects.

              5.26 Notice of Change of Principal Offices. Borrower will notify the Bank at least ten (10) Business Days in advance of any change in the location of the principal office of Borrower.

              5.27 Payment of Accounts Payable. Pay its accounts payable not later than thirty (30) days after their due date, except such as are being contested in good faith and as to which adequate provision or accrual has been made.

              5.28 Lien on Royalty Interest. If, as a consequence of liquidation of the Trust, Borrower is to receive in-kind any undivided part of the Royalty Interest owned by the Trust, then prior to Borrower's receipt of such Royalty Interest, Borrower shall grant to Bank a lien and assignment of production with respect to such Royalty Interest pursuant to the terms of a Deed of Trust, Security Agreement, Financing Statement and Assignment of Production on terms reasonably satisfactory to the Bank, which are not inconsistent with the provisions of this Agreement, to secure full payment and performance of all Borrower's Obligations to Bank, together with letters in lieu of transfer orders applicable to such Royalty Interest on terms and conditions reasonably satisfactory to Bank, in its discretion.

              5.29 Deposit of Trust Units in Brokerage Account. Borrower shall cause all Trust Units to be acquired in the name of Banc One Securities Corporation and held in the Permanent Brokerage Account, provided that with respect to any Trust Units acquired for the account of Borrower by Jefferies Corporation, such Trust Units may be held in the name of Jefferies Corporation in the Pass Through Brokerage Account for not more than seven days from the date of acquisition until transferred to the Permanent Brokerage Account.

                        ARTICLE VI.  NEGATIVE COVENANTS

              Without the prior written consent of Bank and so long as any part of the principal or interest on the Note shall remain unpaid or Bank remains obligated to make advances hereunder, Borrower will not:

              6.01 Other Indebtedness. Incur, create, assume or suffer to exist any Indebtedness, whether by way of loan or the issuance or sale of securities except (a) Loans hereunder, and (b) unsecured accounts payable incurred in the ordinary course of business which are not overdue or if overdue, are acceptable to Bank and are being contested in good faith by appropriate proceedings.

              6.02 Guaranty of Payment or Performance. Guaranty any contract or obligation of any Person, and except that the foregoing restriction shall not apply to endorsements of instruments for collection in the ordinary course of business.

              6.03 Loans or Advances. Make or agree to make or allow to remain outstanding any loans or advances to any Person, including Affiliates of Borrower, except advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business.

              6.04 Mortgages or Pledges of Assets. Create, incur, assume or permit to exist, any mortgage, pledge, security interest, lien or encumbrance on any of its properties or assets (now owned or hereafter acquired), except that the foregoing restrictions shall not apply to any matters that would constitute or result in Permitted Encumbrances.

              6.05 Nature of Business. Permit any material change to be made in the character of its business as conducted as of the date hereof.

              6.06 Sales of Assets. Sell, lease, assign, transfer or otherwise dispose of, in one or any series of related transactions, all or any part of its assets, if such transfer is material to Borrower's operations, nor enter into any arrangement, directly or indirectly, with any Person to sell and rent or lease back such assets or any part thereof which are intended to be used for substantially the same purpose or purposes as the assets sold or transferred.

              6.07 Dividends and Distributions. Declare or pay any dividend from Borrower or make any distribution on, or purchase, redeem or otherwise acquire for value, any interest in Borrower.

              6.08 Payment of Accounts Payable. Allow any account payable to remain unpaid after its due date, except such as are overdue that are acceptable to Bank, are being contested in good faith, and as to which adequate provision or accrual has been made.

              6.09 Cancellation of Insurance. Allow any insurance policy required to be carried hereunder to be terminated or lapse or expire without provision for adequate renewal thereof.

              6.10 Investments. Make Investments in or purchase or otherwise acquire all or substantially all of the assets of any Person other than the Trust, or any shares of stock of, or similar interest in, any Person.

              6.11 Margin Stock. Directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, except as expressly permitted by Section 5.01.

              6.12 Changes in Business Structure. Consolidate or merge with, or purchase (for cash or securities) all or substantially all of the assets or all or any part of the capital stock of any corporation, firm, association or enterprise, other than the Trust, or allow any such entity to be merged into Borrower, nor shall Borrower dissolve or liquidate.

              6.13 Changes in Ownership. Cause or permit any change in the ownership of the legal or beneficial interests in Borrower.

              6.14 Transactions with Affiliates. Enter into any transaction between Borrower and any Affiliate on terms that are less favorable than could be obtained in an arms-length transaction with a Person that is not an Affiliate.

                        ARTICLE VII.  EVENTS OF DEFAULT

              7.01 Enumeration of Events of Default. Any of the following events shall be considered an Event of Default as that term is used herein:

              (a) Default shall be made by Borrower in the payment of any installment of principal on the Note,

              (b) Default shall be made by Borrower in the payment of any installment of interest on the Note, or any fees or other monetary obligation payable hereunder, and such default shall remain unremedied in excess of three (3) Business Days after notice being given by Bank,

              (c) Default shall be made by Borrower in the due observance or performance of any affirmative covenant required in this Agreement, the Note, or any Security Instrument, and such default shall remain unremedied for in excess of thirty (30) days after the earlier of: (i) such default becoming known to Borrower, or (ii) notice being given by Bank.

              (d) Default shall be made by Borrower in the due observance or performance of any negative covenant required in this Agreement, the Note, or any Security Instruments.

              (e) Any representation or warranty herein made by Borrower proves to have been untrue in any material respect, or any representation, statement (including Financial Statements), certificate or data furnished or made by Borrower to Bank in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

              (f) Default shall be made by Borrower (as principal or guarantor or other surety) in payment or performance of any bond, debenture, note or other evidence of Indebtedness for borrowed money, or any other credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the foregoing; and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto, with the effect of accelerating the maturity of any such Indebtedness;

              (g) Borrower applies for or consents to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, or (ii) files a voluntary petition commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief or other similar law of the United States, the State of Texas or any other jurisdiction, or (iii) makes a general assignment for the benefit of creditors, or (iv) is unable, or admits in writing its inability to pay its debts generally as they become due, or (v) files an answer admitting the material allegations of a petition filed against it in any case commenced under Title 11 of the United States Code or any reorganization, insolvency, conservatorship or similar proceeding under any bankruptcy, insolvency, debtor's relief or other similar law of the United States, the State of Texas or any other jurisdiction;

              (h) An order, judgment or decree shall be entered against Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief under Title 11 of the United States Code or under any bankruptcy, insolvency, debtor's relief or other similar law of the United States, the State of Texas or any other jurisdiction, approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian or liquidator of it or all or any substantial part of its assets, and the failure to have such order, judgment or decree dismissed within thirty (30) days of its entry;

              (i) Borrower has concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them; or has made or suffered a transfer of any of its property which are or would be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or has made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or has suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof;

              (j) Trustee shall breach any of its payment obligations to Unitholders under the Trust, there shall have been any material, adverse change in the Trust, its business or assets, there shall been a termination, interruption in performance, or material default under either the Gas Purchase Contract and/or the Gas Gathering Contract defined and described in the Trust Prospectus; and/or Bank shall have determined that the Trust does not have Defensible Title to the Royalty Interest.

              7.02 Rights Upon Unmatured Event of Default. At any time that there exists an Unmatured Event of Default, any obligation of the Bank hereunder to make advances to or for the benefit of Borrower shall be suspended unless and until the Bank shall reinstate the same in writing, the Unmatured Event of Default shall have been waived by the Bank or the relevant Unmatured Event of Default shall have been remedied prior to ripening into an Event of Default.

              7.03 Rights Upon Default. Upon the happening of an Event of Default specified in Subsections 7.01 (g) or (h), the entire aggregate principal amount of all Indebtedness then outstanding hereunder and the interest accrued thereon shall automatically become immediately due and payable, and upon the happening and continuation of any other Event of Default, Bank may declare the entire aggregate principal amount of all Indebtedness then outstanding hereunder and the interest accrued thereon immediately due and payable. In either case, the entire principal and interest shall thereupon become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate maturity or notice of acceleration of maturity) and without presentment, demand, protest, notice of protest or other notice of default or dishonor of any kind, except as provided to the contrary elsewhere herein, all of which are hereby expressly waived by Borrower.

              Upon the happening and continuation of any Event of Default, all obligations (if any) of Bank hereunder shall immediately cease and terminate unless and until Bank shall reinstate the same in writing.

                          ARTICLE VIII.  MISCELLANEOUS

              8.01 Security Interests in Deposits and Right of Offset or Banker's Lien. Borrower hereby transfers, assigns and pledges to Bank and/or grants to Bank a security interest (as security for the payment and/or performance of the obligations of Borrower under this Agreement and the Note, with such interest of Bank to be retransferred, reassigned and/or released by Bank at the expense of Borrower upon payment in full and/or complete performance by Borrower of all such obligations) and the right, exercisable at such time as any obligation hereunder shall mature, whether by acceleration of maturity or otherwise of offset or banker's lien against all funds or other property of Borrower now or hereafter or from time to time on deposit with or in the possession of Bank, including, without limitation, all certificates of deposit and other depository accounts.

              8.02   Survival of Representations, Warranties and Covenants.
All representations and warranties of Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Note and this Agreement and shall remain in force and effect so long as any debt is outstanding under the Note, or any renewal or extension of this Agreement or the Note, or Bank remains obligated to make advances hereunder.

              8.03 Notices and Other Communications. Notices, requests and communications hereunder shall be in writing and shall be sufficient in all respects if delivered to the relevant address indicated below (including delivery by registered or certified United States mail, telex, telegram or hand):

              (a) If to Bank:

              BANK ONE, TEXAS, N.A.
              910 Travis
              Houston, Texas 77002
              Attention: Energy Lending
              Fax:  (713) 751-3544

              (b) Notices and/or reports sent to Bank pursuant to Sections 5.03, 5.04, and 5.05 shall also be sent to:

              BANK ONE, TEXAS, N.A.
              910 Travis
              Houston, Texas 77002
              Attention:  Monitoring Unit
              Telephone: (713) 751-4627
              Fax: (713) 751-6239

              (c) If to Borrower:

              SAN JUAN PARTNERS, L.L.C.
              Bank One Center
              910 Travis, Suite 2150
              Houston, Texas 77002
              Attention:  Mr. C. N. O'Sullivan
              Fax:  (713) 759-2040

              with a copy to:

              HAYNES AND BOONE, LLP
              901 Main Street, Suite 3100
              Dallas, Texas  75202-3789
              Attention:  Mr. Paul Amiel
              Fax:  (214) 651-5940

              Any party may, by proper written notice hereunder to the other, change the individuals or addresses to which such notices to it shall thereafter be sent.

              8.04 Parties in Interest. All covenants and agreements herein contained by or on behalf of Borrower shall be binding upon Borrower and its successors and assigns and inure to the benefit of Bank and its successors and assigns.

              8.05 Renewals and Extensions. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension, amendment, modification or rearrangement of any part of the Indebtedness originally represented by the Note.

              8.06 No Waiver by Bank. No course of dealing on the part of Bank, its officers or employees, nor any failure or delay by Bank with respect to exercising any of its rights, powers or privileges under this Agreement, the Note, the Security Instruments or any other instrument referred to herein or executed in connection with the Note shall operate as a waiver thereof. The rights and remedies of Bank under this Agreement, the Note, the Security Instruments or any other instrument referred to herein or executed in connection with the Note shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy. In the event that Borrower is unable to satisfy any covenant, warranty or condition herein, no advance of loan proceeds by Bank shall have the effect of precluding Bank from thereafter declaring any such continuing inability to be an Event of Default as hereinabove provided.

              8.07 INDEMNIFICATION. BORROWER HEREBY RELEASES AND AGREES TO INDEMNIFY AND HOLD BANK AND ITS OFFICERS, EMPLOYEES, DIRECTORS, AGENTS AND ATTORNEYS (COLLECTIVELY THE "BANK PARTIES") HARMLESS, FROM AND AGAINST ALL CLAIMS, DAMAGES, LIABILITIES AND EXPENSES, KNOWN OR UNKNOWN, ACCRUED AND UNACCRUED, INCLUDING ANY OF THE FOREGOING ALLEGED TO HAVE RESULTED FROM NEGLIGENCE

OF ANY OF THE BANK PARTIES, UNLESS ATTRIBUTABLE TO BANK PARTIES' OWN GROSS NEGLIGENCE OR WILFUL MISCONDUCT, THAT MAY NOW OR HEREAFTER BE ASSERTED AGAINST ANY OF BANK PARTIES IN CONNECTION WITH OR ARISING OUT OF ANY INVESTIGATION, LITIGATION OR PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

              8.08 GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

              8.09 Incorporation of Exhibits. The Exhibits and Schedules attached to this Agreement are incorporated herein for all purposes and shall be considered a part of this Agreement.

              8.10 Survival Upon Unenforceability. In the event any one or more of the provisions contained in this Agreement, the Note, the Security Instruments or in any other instrument referred to herein or executed in connection with the Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof or of any other instrument referred to herein or executed in connection herewith.

              8.11 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of Bank and Borrower and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms or be entitled to assume that Bank will refuse to make advances in the absence of strict compliance with any or all thereof and any or all of such provisions may be freely waived in whole or in part by Bank at any time if in its sole discretion it deems it advisable to do so.

              8.12 Amendments or Modifications of this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

              8.13 Agreement Construed as an Entirety. This Agreement, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties and other legal relations of the parties hereto shall be determined from this Agreement as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to said Articles or Sections.

              8.14 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative.

              8.15 AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS. THIS AGREEMENT, TOGETHER WITH THE NOTE AND THE SECURITY INSTRUMENTS, CONSTRUED TOGETHER WITH THE ADVANCING TERM CREDIT AGREEMENT AND ALL INSTRUMENTS EXECUTED PURSUANT THERETO, REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

              8.16 Controlling Provision Upon Conflict. In the event of a conflict between the provisions of this Agreement and those of the Note, the Security Instruments or any other instrument referred to herein or executed in connection with the Note, the provisions of this Agreement shall control.

              8.17 Time, Place and Method of Payments. All payments required pursuant to this Agreement or the Note shall be made in immediately available funds; shall be deemed received by Bank on the next Business Day following receipt if such receipt is after 3:00 p.m., on any Business Day, and shall be made at the principal banking quarters of Bank.

              8.18 Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Security Instruments or to the transactions contemplated hereby.

              8.19 Counterpart Execution. This Agreement may be executed as one instrument signed by all parties or in separate counterparts hereof, each of which counterparts shall be considered an original and all of which shall be deemed to be one instrument, and any signed counterpart shall be deemed delivered by the party signing it if sent to any other party hereto by electronic facsimile transmission.

              IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                                  BORROWER:
                                                  --------

                                       SAN JUAN PARTNERS, L.L.C.


                                       By:    O'Sullivan Oil & Gas Company, Inc.
                                              Its Sole Manager

                                       By: /s/ C. N. O'Sullivan
                                           ------------------------------------
                                               C. N. O'Sullivan
                                               President


                                       BANK:
                                       ----

                                       BANK ONE, TEXAS, N.A.

                                       By: /s/ Steve Shatto
                                           ------------------------------------
                                               Steve Shatto
                                               Vice President

                                  EXHIBIT "A"

                              ADVANCING TERM NOTE

$25,000,000.00                   Houston, Texas                 January 15, 1998

       On the dates hereinafter prescribed, for value received, SAN JUAN PARTNERS, L.L.C., a Texas limited liability company ("Borrower"), having an address at Bank One Center, 910 Travis, Suite 2150, Houston, Texas 77002 promises to pay to the order of BANK ONE, TEXAS, N.A. (herein called "Bank"), at its principal offices at 910 Travis, Houston, Harris County, Texas 77002,
(i) the principal amount of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) or the principal amount advanced pursuant to the terms of the Credit Agreement (defined herein) as of the date of maturity hereof, whether by acceleration or otherwise, whichever may be the lesser, and (ii) interest on the principal balance from time to time advanced and remaining unpaid from the date of the advance until maturity at a rate of interest equal to lesser of (a) the "Interest Rate" (as defined in the Credit Agreement), or (b) the Maximum Rate (as hereinafter defined). Any increase or decrease in interest rate resulting from a change in the Maximum Rate shall be effective immediately when such change becomes effective, without notice to Borrower, unless Applicable Law (as defined below) requires that such increase or decrease not be effective until a later time, in which event such increase or decrease shall be effective at the earliest time permitted under the provisions of such law.

       Notwithstanding the foregoing, if during any period the Interest Rate exceeds the Maximum Rate, the rate of interest in effect on this Note shall be limited to the Maximum Rate during each such period, but at all times thereafter the rate of interest in effect on this Note shall be the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued hereon if the Floating Rate had at all times been in effect.

       All payments on this Note shall be applied first to accrued interest and the balance, if any, to principal.

       This Note is an advancing term credit note and it is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrence, this Note shall remain valid and in full force and effect as to each principal advance made hereunder subsequent to each such occurrence. Each principal advance and each payment hereof made pursuant to this Note shall be reflected by Bank's records and the aggregate unpaid amounts reflected by such records shall constitute rebuttably presumptive evidence of the principal and unpaid, accrued interest remaining outstanding on this Note.

       "Maximum Rate" means the Maximum Rate of non-usurious interest permitted from day to day by applicable law, including as to Article 5069-1.04, Vernon's Texas Revised Civil Statutes Annotated (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated weekly rate ceiling."

       "Applicable Law" means that law in effect from time to time and applicable to this Note which lawfully permits the charging and collection of the highest permissible lawful, non-usurious rate of interest on this Note, including laws of the State of Texas and laws of the United States of America. It is intended that Article 1.04, Title 79, Revised Civil Statutes of Texas, 1927, as amended (Article 5069-1.04, as amended, Vernon's Texas Civil Statutes) shall be included in the laws of the State of Texas in determining Applicable Law; and for the purpose of applying said Article 1.04 to this Note, the interest ceiling applicable to this Note under said Article 1.04 shall be the indicated weekly rate ceiling from time to time in effect. Borrower and Bank hereby agree that Chapter 15 of Subtitle 3, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Note or the loan transaction evidenced by, and





                                                                  ______________
                                                                     INITIAL FOR
                                      1                           IDENTIFICATION
referenced in, the Credit Agreement (hereinafter defined) in any manner, including without limitation, to any account or arrangement evidenced or created by, or provided for in, this Note.

       "Business Day" shall mean any day on which banks are open for general banking business in the State of Texas, other than a Saturday, a Sunday, a legal holiday or any other day on which banks in the State of Texas are required or authorized by law or executive order to close.

       The principal sum of this Note, after giving credit for unadvanced principal, if any, remaining at final maturity, shall be due and payable on or before the Maturity Date, as prescribed in the Credit Agreement defined below; interest to accrue upon the principal sum from time to time owing and unpaid hereunder shall be due and payable as and when provided in the Credit Agreement; provided, however, the final installment of interest hereunder shall be due and payable not later than the maturity of the principal sum hereof, howsoever such maturity may be brought about.

       In no event shall the aggregate of the interest on this Note, plus any other amounts paid in connection with the loan evidenced by this Note which would under Applicable Law be deemed "interest," ever exceed the maximum amount of interest which, under Applicable Law, could be lawfully charged on this Note. Bank and Borrower specifically intend and agree to limit contractually the interest payable on this Note to not more than an amount determined at the Maximum Rate. Therefore, none of the terms of this Note or any other instruments pertaining to or securing this Note shall ever be construed to create a contract to pay interest at a rate in excess of the Maximum Rate, and neither Borrower nor any other party liable herefor shall ever be liable for interest in excess of that determined at the Maximum Rate, and the provisions of this paragraph shall control over all provisions of this Note or of any other instruments pertaining to or securing this Note. If any amount of interest taken or received by Bank shall be in excess of the maximum amount of interest which, under Applicable Law, could lawfully have been collected on this Note, then the excess shall be deemed to have been the result of a mathematical error by the parties hereto and shall be refunded promptly to Borrower. All amounts paid or agreed to be paid in connection with the indebtedness evidenced by this Note which would under Applicable Law be deemed "Interest" shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of this Note.

       This Note is secured by all security agreements, collateral assignments, mortgages and lien instruments executed by Borrower (or by any other party) in favor of Bank, including those executed simultaneously herewith, those executed heretofore and those hereafter executed, and including specifically and without limitation the "Security Instruments" described and defined in the Advancing Term Credit Agreement of even date between Borrower and Bank (the "Credit Agreement").

       This Advancing Term Note is the Note issued pursuant to the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of the rights and obligations of the holder of this Note and the duties and obligations of Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of Borrower to pay any outstanding and unpaid principal of and interest on this Note when due, in accordance with the terms of the Credit Agreement. Each advance and each payment made pursuant to this Note shall be reflected by notations made by Bank on its records and the aggregate unpaid amounts reflected by the notations on the records of Bank shall be deemed rebuttably presumptive evidence of the principal amount owing under this Note.

       If an Event of Default occurs under the terms of the Credit Agreement, Bank (or other holder of this Note) may, at its option, without presentment or demand or any notice to Borrower or any other person liable herefor, declare the unpaid principal balance of and accrued interest on this Note to be immediately due and payable.





                                                                  ______________
                                                                     INITIAL FOR
                                      2                           IDENTIFICATION

       If this Note is collected by suit or through the Probate or Bankruptcy Court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may be brought about, and is placed in the hands of an attorney for collection, then Borrower agrees to pay reasonable attorneys' fees, not to exceed 10% of the full amount of principal and interest owing hereon at the time this Note is placed in the hands of an attorney.

       Except for any notice expressly required by the Credit Agreement, Borrower and all sureties, endorsers and guarantors of this Note waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity, and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon and further agrees that it will not be necessary for Bank, in order to enforce payment of this Note by them, to first institute suit or exhaust its remedies against any Borrower or others liable herefor, or to enforce its rights against any security herefor, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them. Bank may transfer this Note, and the rights and privileges of Bank under this Note shall inure to the benefit of Bank's representatives, successors or assigns.

                    Executed this 15th day of January, 1998.

                                         SAN JUAN PARTNERS, L.L.C.


                                         By:  O'Sullivan Oil & Gas Company, Inc.
                                              Its Sole Partner



                                                  By:_______________________
                                                         C.N. O'Sullivan
                                                         President

                                  EXHIBIT "B"

                             COMPLIANCE CERTIFICATE

                  (bracketed information need not be included
                      in Certificate delivered at Closing)


              I, _________________________, the _____________________________
of SAN JUAN PARTNERS, L.L.C. (the "Company"), pursuant to Section 5.05 of the Loan Agreement dated as of January 15, 1998, by and among BANK ONE, TEXAS, N.A. ("Bank") and the Company, et al. (the "Agreement") do hereby certify, as of the date hereof, that to my knowledge:

       1. No Event of Default (as defined in the Agreement) has occurred and is continuing, and no Unmatured Event of Default (as defined in the Agreement) has occurred and is continuing(, except for the following events (include actions taken to cure such situations):

              ________________________________________________________________
              ________________________________________________________________
              ________________________________________________________________
              ________________________________________________________________
              ________________________________________________________________
              _______________________________________________________________];

       2. No material adverse change has occurred in the business prospects, financial condition, or the results of operations of the Company or any other Borrower since the date of the previous Financial Statements (as defined in the Agreement) provided to Bank(, except for the following changes (include actions taken to cure such situations):

              ________________________________________________________________
              _______________________________________________________________];

       3. Each of the representations and warranties of the Company and each other Borrower contained in Article IV of the Agreement is true and correct in all respects(, except for the following matters (include actions taken to cure such situations):

              ________________________________________________________________
              __________________________________________________________; and]

       [4. The Company's consolidated financial condition for the quarter ending __________ is as follows:

                                    Date or                 Required        Actual
                                     Time                   Ratio or        Ratio or
       Financial Covenant           Period                   Amount         Amount
       ------------------           ------                   ------         ------
(a)    Average Trust Unit          Quarter ending        $0.12/Unit/Quarter
       Distributions               3/31/98                                   ------


(b)    Average Trust Unit          Calendar year-        $0.15/Unit/Quarter
       Distributions               to-date,                                  ------
                                   beginning
                                   1/1/98,
                                   determined as
                                   of the end of
                                   each quarter,
                                   beginning with
                                   the quarter
                                   ending 6/30/98


              This certificate is executed this ______ day of ____, 199_.



                                       SAN JUAN PARTNERS, L.L.C.

                                       By:    O'Sullivan Oil & Gas Company, Inc.
                                                  Its Sole Manager

                                                  By:_______________________
                                                         C.N. O'Sullivan
                                                         President

                                  EXHIBIT "C"

                              SECURITY INSTRUMENTS

       The Security Instruments securing the obligations of Borrower and Indebtedness to Bank shall include the following, each in form and substance satisfactory to Bank:

1. SECURITY AGREEMENT granting Bank a first priority security interest in all of Borrower's material assets, tangible and intangible, real, personal, or mixed, whether now owned or hereafter acquired, and all products and proceeds thereof.

2. PLEDGE AGREEMENT granting Bank a first priority security interest in both the Pass Through Brokerage Account and the Permanent Brokerage Account in which Borrower's Trust Units shall be maintained.

3. PLEDGE AGREEMENT granting Bank a first priority security interest in the Cash Collateral Account in which Borrower's Trust Unit distributions and proceeds from any Tax Credit Monetization shall be maintained.

4. FINANCING STATEMENTS in connection with the Security Instruments described in the preceding paragraphs, in form and number satisfactory to Bank as Bank, from to time, may specify (including additional or supplemental financing statements, amendments thereto, and continuation statements thereof).

5. OTHER SECURITY INSTRUMENTS. Such other instruments as are necessary or appropriate from time to time, in the good faith opinion of Bank, to perfect to the satisfaction of Bank Bank's liens, security interests, and other rights in the Borrowing Base Property and in any and all other collateral covered by or described in (or, as evidenced by the Agreement, intended to have been covered by) any of the other Security Instruments described above.

POWER OF ATTORNEY. To the fullest extent permitted by Law, Borrower hereby appoints Bank as its attorney-in-fact (without requiring Bank to act as such) to execute any Security Instrument in the name of Borrower, and to perform all other acts that Bank deems appropriate to perfect and continue its liens, security interests, and other rights in, and to protect and preserve, the Borrowing Base Property and other collateral covered by or described in (or, as evidenced by the Agreement, intended to have been covered by) any of the Security Instruments described above, but only to the extent required of Borrower under the terms of this Agreement. This power of attorney is coupled with an interest and shall be irrevocable until the full and final payment and performance of all of Borrower's Indebtedness and Obligations to Bank.

                                  EXHIBIT "D"

            FORM OF REQUEST FOR ADVANCE, CONTINUATION OR CONVERSION

BANK ONE, TEXAS, N.A.
910 TRAVIS, 6TH FLOOR
HOUSTON, TEXAS 77002

Attention:  Energy Group

            RE: Loan Agreement dated as of January 15, 1998, by and between San Juan Partners, L.L.C. and Bank One, Texas, N.A. (as amended, restated, or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

              Pursuant to the Credit Agreement, Borrower hereby makes the requests indicated below on this ____ day of ______ 199__:

[ ]    1.     Loans:

       (a)    Amount of new Loan: $______________

       (b)    Requested funding date: _______, 19__

       (c)    $_____________ of such Loan is to be an Base Rate Loan;

               $_____________ of such Loan is to be a LIBOR Loan.

             Requested Interest Period for LIBOR Loan: ___ months.

       (d) The undersigned certifies that the proceeds of the Loan amount requested in paragraph 1(a) hereof shall be used exclusively for the acquisition of ________ Trust Units (as defined in the Credit Agreement), that the price at which such Trust Units shall be acquired by Borrower is ____ and ____/100 Dollars ($_______) per Trust Unit, and that the Loan amount requested in paragraph 1(a) is not greater than the lesser of: (a) $4.25 times the number of Trust Units being acquired by Borrower, and (b) one half of the total purchase price of all of the Trust Units being acquired.

[ ]    2.     Continuation or conversion of LIBOR Loan maturing on _______, 19_
              :

       (a) Amount to be continued as a LIBOR Loan is $______________, with an Interest Period of ___ months;

       (b)    Amount to be converted to an Base Rate Loan is $______________.

[ ]    3.     Conversion of Base Rate Loan:

       (a)    Requested conversion date: __________, 19____.

       (b) Amount to be converted to a LIBOR Loan is $___________, with an Interest Period of ______ months.

              The undersigned certifies that he is the Vice President and Chief Financial Officer of Borrower, has obtained all consents necessary, and as such he is authorized to execute this request on behalf of Borrower. The undersigned further certifies, represents, and warrants on behalf of Borrower that Borrower is entitled to receive the requested borrowing, continuation, or conversion under the terms and conditions of the Credit Agreement.

              Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                         Very truly yours,

                                         SAN JUAN PARTNERS, L.L.C.


                                         By:  O'Sullivan Oil & Gas Company, Inc.
                                              Its Sole Partner



                                              By:_______________________
                                                   C.N. O'Sullivan
                                                   President

                           PLEDGE OF DEPOSIT ACCOUNT

         The undersigned and if more than one, each of them jointly and severally (hereinafter referred to as "Pledgor"), in consideration of certain financial accommodations extended by BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Bank"), does hereby assign and transfer to Bank all of Pledgor's right, title and interest in and to the account(s) identified as follows:

Name and Address of                  Type of Account                Identifying Number
    Depository                                                         of Account
Bank One, Texas, N.A.                 Deposit                           1560185793
910 Travis
Houston, Texas 77002

and all instruments, documents, agreements and other writings evidencing such account(s), all sums now or at any time hereafter on deposit therein, all sums now due or to become due with respect to such account(s) and any and all renewals, replacements and proceeds thereof (hereinafter collectively called the "Account").

         Pledgor represents, warrants and agrees that (i) Pledgor has full power, right and authority to execute and deliver this Pledge, (ii) Pledgor is the owner of the Account free and clear of all liens and encumbrances of any nature whatsoever, (iii) Pledgor will not withdraw any money from the Account nor create any security interest or lien in or further assign the Account or any part thereof, and (iv) any funds payable with respect to the Account that are hereafter received by Pledgor shall immediately upon such receipt become subject to this Pledge, be segregated from all other funds of Pledgor, be held in trust by Pledgor for Bank and be immediately paid into the Account. Pledgor further represents and warrants that, as of the date hereof, and after giving effect to this Pledge and the completion of all other transactions contemplated by Pledgor at the time of the execution of this Pledge, (i) Pledgor is and will be solvent, (ii) the fair saleable value of Pledgor's assets exceeds and will continue to exceed Pledgor's liabilities (both fixed and contingent), (iii) Pledgor is paying and will continue to be able to pay its debts as they mature, and (iv) if Pledgor is not an individual, Pledgor has and will have sufficient capital to carry on Pledgor's businesses and all businesses in which Pledgor is about to engage.

         The Account shall constitute collateral for the Indebtedness. The term "Indebtedness" shall mean

                 (i) all indebtedness, obligations and liabilities of Pledgor to Bank of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Bank, be or have been payable to or in favor of a third party and subsequently acquired by Bank (it being contemplated that Bank may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Pledgor to Bank now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above,
         (iii) all obligations of Pledgor to Bank under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) all costs and expenses incurred by Bank in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above.

         Upon an Event of Default as defined under the Credit Agreement ("Event of Default"), Bank is hereby authorized without notice to withdraw the funds represented by the Account and apply such funds to the payment of the Indebtedness at such times and in such amounts as it shall in its discretion determine. Pledgor hereby irrevocably appoints Bank its true and lawful attorney-in-fact, such power of attorney being coupled with an interest, with full power of substitution, to do any one or more of the following in its sole discretion upon the occurrence of an Event of Default: (i) demand, collect, receive, sue for, compound and give acquittance for any and all amounts which may be or become due or payable with respect to the Account, (ii) execute any and all withdrawal receipts or other orders for the payment of money drawn on the Account, (iii) endorse the name of Pledgor on all commercial paper given in payment or in partial payment of the Account, (iv) file any claim or institute any proceeding with respect to the Account, (v) transfer the Account into the name of the Bank or its nominee, and (vi) take any other action which Bank may deem necessary or appropriate to protect and preserve the right, title and interest of Bank hereunder.

         THIS PLEDGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.

         IN WITNESS WHEREOF, the undersigned executes and delivers this Pledge as of January 15, 1998.

                                        PLEDGOR'S ADDRESS:


                                        SAN JUAN PARTNERS, L.L.C.

                                        Bank One Center
                                        910 Travis, Suite 2150
                                        Houston, Texas 77002

                                        PLEDGOR:


                                        SAN JUAN PARTNERS, L.L.C.

                                        By: O'Sullivan Oil & Gas Company, Inc.
                                            Its Sole Manager

                                            By: /s/ C.N. O'SULLIVAN
                                               -------------------------------
                                               C.N. O'Sullivan
                                               President

                               SECURITY AGREEMENT



         THIS SECURITY AGREEMENT ("Agreement") is made as of the 15th day of January, 1998, by SAN JUAN PARTNERS, L.L.C. (hereinafter called "Debtor", whether one or more), in favor of BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Bank"). Debtor hereby agrees with Bank as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below:

                 (a)      The term "Borrower" shall mean Debtor.

                 (b) The term "Code" shall mean the Uniform Commercial Code as in effect in the State of Texas on the date of this Agreement or as it may hereafter be amended from time to time.

                 (c) The term "Collateral" shall mean all of the property set forth below:

                          (i) All present and future accounts, chattel paper, documents, instruments, deposit accounts and general intangibles (including any right to payment for goods sold or services rendered arising out of the sale or delivery of personal property or work done or labor performed by Debtor), now or hereafter owned, held, or acquired by Debtor, together with any and all books of account, customer lists and other records relating in any way to the foregoing (including, without limitation, computer software, whether on tape, disk, card, strip, cartridge or any other form), and in any case where an account arises from the sale of goods, the interest of Debtor in such goods.

                          (ii) All present and hereafter acquired inventory (including without limitation, all raw materials, work in process and finished goods) held, possessed, owned, held on consignment, or held for sale, lease, return or to be furnished under contracts of services, in whole or in part, by Debtor wherever located, all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

                          (iii) All equipment and fixtures of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned by Debtor and used or usable in Debtor's business, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing, all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form). To the extent that the foregoing property is located on, attached to, annexed to, related to, or used in connection with, or otherwise made a part of, and is or shall become fixtures upon, real property, such real property and the record owner thereof is described on Schedule "A" attached hereto and made a part hereof.

                          (iv) All minerals and the like (including, without limitation, oil and gas) now or hereafter located on the real property described on Exhibit "A".

                 The term Collateral, as used herein, shall also include all PRODUCTS and PROCEEDS of all of the foregoing (including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any property, securities, guaranties or monies of Debtor which may at any time come into the possession of Secured Party (as hereinafter defined). The designation of proceeds does not authorize Debtor to sell, transfer or otherwise convey any of the foregoing property except finished goods intended for sale in the ordinary course of Debtor's business or as otherwise provided herein.

                 (d)      The term "Indebtedness" shall mean

         (i) all indebtedness, obligations and liabilities of Borrower to Secured Party of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Secured Party, be or have been payable to or in favor of a third party and subsequently acquired by Secured Party (it being contemplated that Secured Party may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Borrower to Secured Party now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all obligations of Borrower to Secured Party under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) all costs and expenses incurred by Secured Party in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above.

                 (e) The term "Loan Documents" shall mean all instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Indebtedness.

                 (f) The term "Obligated Party" shall mean any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the Indebtedness.

                 (g) The term "Secured Party" shall mean Bank, its successors and assigns, including without limitation, any party to whom Bank, or its successors or assigns, may assign its rights and interests under this Agreement.

All words and phrases used herein which are expressly defined in Section 1.201 or Chapter 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201 or Chapter 9 of the Code.

         2. SECURITY INTEREST. As security for the Indebtedness, Debtor, for value received, hereby grants to Secured Party a continuing security interest in the Collateral.

         3. REPRESENTATIONS AND WARRANTIES. Debtor hereby represents and warrants the following to Secured Party:

                 (a) Due Authorization. The execution, delivery and performance of this Agreement and all of the other Loan Documents by Debtor have been duly authorized by all necessary corporate action of Debtor, to the extent Debtor is a corporation, or by all necessary partnership action, to the extent Debtor is a partnership.

                 (b) Enforceability. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

                 (c) Ownership and Liens. Debtor has Defensible Title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. Debtor has not executed any other security agreement currently affecting the Collateral and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as may have been executed or filed in favor of Secured Party.

                 (d) No Conflicts or Consents. Neither the ownership, the intended use of the Collateral by Debtor, the grant of the security interest by Debtor to Secured Party herein nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (A) any domestic or foreign law, statute, rule or regulation, (B) the articles or certificate of incorporation, charter, bylaws or partnership agreement, as the case may be, of Debtor, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Debtor, or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Debtor or of any person except as may be expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or third party is required in connection with the grant by Debtor of the security interest herein or the exercise by Secured Party of its rights and remedies hereunder.

                 (e) Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance. This Agreement creates a legal, valid and binding security interest in favor of Secured Party in the Collateral securing the Indebtedness. Possession by Secured Party of all certificates, instruments and cash constituting Collateral from time to time and/or the filing of the financing statements delivered prior hereto and/or concurrently herewith by Debtor to Secured Party will perfect and establish the first priority of Secured Party's security interest hereunder in the Collateral.

                 (f) Location. Debtor's residence or chief executive office, as the case may be, and the office where the records concerning the Collateral are kept is located at its address set forth on the signature page hereof. Except as specified elsewhere herein, all Collateral shall be kept at such address and such other addresses as may be listed in Schedule "A" attached hereto and made a part hereof.

                 (g) Solvency of Debtor. As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by Debtor at the time of the execution of this Agreement, (i) Debtor is and will be solvent, (ii) the fair saleable value of Debtor's assets exceeds and will continue to exceed Debtor's liabilities (both fixed and contingent), (iii) Debtor is paying and will continue to be able to pay its debts as they mature, and (iv) if Debtor is not an individual, Debtor has and will have sufficient capital to carry on Debtor's businesses and all businesses in which Debtor is about to engage.

                 (h) Inventory. The security interest in the inventory shall continue through all stages of manufacture and shall, without further action, attach to the accounts or other proceeds resulting from the sale or other disposition thereof and to all such inventory as may be returned to Debtor by its account debtors.

                 (i) Accounts. Each account represents the valid and legally binding indebtedness of a bona fide account debtor arising from the sale or lease by Debtor of goods or the rendition by Debtor of services and is not subject to contra accounts, setoffs, defenses or counterclaims by or available to account debtors obligated on the accounts except as disclosed by Debtor to Secured Party from time to time in writing. The amount shown as to each account on Debtor's books is the true and undisputed amount owing and unpaid thereon, subject only to discounts, allowances, rebates, credits and adjustments to which the account debtor has a right and which have been disclosed to Secured Party in writing.

                 (j) Chattel Paper, Documents and Instruments. The chattel paper, documents and instruments of Debtor pledged hereunder have only one original counterpart and no party other than Debtor or Secured Party is in actual or constructive possession of any such chattel paper, documents or instruments.

         4. AFFIRMATIVE COVENANTS. Debtor will comply with the covenants contained in this Section 4 at all times during the period of time this Agreement is effective unless Secured Party shall otherwise consent in writing.

                 (a) Ownership and Liens. Debtor will maintain Defensible Title to all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement and the security interests and other encumbrances expressly permitted by the other Loan Documents. Debtor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Debtor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Secured Party. Debtor will defend at its expense Secured Party's right, title and security interest in and to the Collateral against the claims of any third party.

                 (b) Further Assurances. Debtor will from time to time at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Secured Party may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (A) executing and filing such financing or continuation statements, or amendments thereto; and
         (B) furnishing to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail satisfactory to Bank.

                 (c) Inspection of Collateral. Debtor will keep adequate records concerning the Collateral and will permit Secured Party and all representatives and agents appointed by Secured Party, with prior written notice, to inspect any of the Collateral and the books and records of or relating to the Collateral at any time during normal business hours, to make and take away photocopies, photographs and printouts thereof and to write down and record any such information.

                 (d) Payment of Taxes. Debtor (i) will timely pay all property and other taxes, assessments and governmental charges or levies imposed upon the Collateral or any part thereof, (ii) will timely pay all lawful claims which, if unpaid, might become a lien or charge upon the Collateral or any part thereof, and (iii) will maintain appropriate accruals and reserves for all such liabilities in a timely fashion in accordance with generally accepted accounting principles. Debtor may, however, delay paying or discharging any such taxes, assessments, charges, claims or liabilities so long as the validity thereof is contested in good faith by proper proceedings and provided Debtor has set aside on Debtor's books adequate reserves therefor; provided, however, Debtor understands and agrees that in the event of any such delay in payment or discharge and upon Secured Party's written request, Debtor will establish with Secured Party an escrow acceptable to Secured Party adequate to cover the payment of such taxes, assessments and governmental charges with interest, costs and penalties and a reasonable additional sum to cover possible costs, interest and penalties (which escrow shall be returned to Debtor upon payment of such taxes, assessments, governmental charges, interests, costs and penalties or disbursed in accordance with the resolution of the contest to the claimant) or furnish Secured Party with an indemnity bond secured by a deposit in cash or other security acceptable to Secured Party. Notwithstanding any other provision contained in this Subsection, Secured Party may at its discretion exercise its rights under Subsection 6(c) at any time to pay such taxes, assessments, governmental charges, interest, costs and penalties.

                 (e) Mortgagee's and Landlord's Waivers. Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver agreements satisfactory in form and substance to Secured Party by which such mortgagee or landlord waives or subordinates any rights it may have in the Collateral.

                 (f) Condition of Goods. Debtor will maintain, preserve, protect and keep all Collateral which constitutes goods in good condition, repair and working order and will cause such Collateral to be used and operated in good and workmanlike manner, in accordance with applicable laws and in a manner which will not make void or cancelable any insurance with respect to such Collateral. Debtor will promptly make or cause to be made all repairs, replacements and other improvements to or in connection with the Collateral which Secured Party may request from time to time.

                 (g) Insurance. Debtor will, at its own expense, maintain insurance with respect to all Collateral which constitutes goods in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Secured Party from time to time. If requested by Secured Party, each policy for property damage insurance shall provide for all losses to be paid directly to Secured Party. If requested by Secured Party, each policy of insurance maintained by Debtor shall (i) name Debtor and Secured Party as insured parties thereunder (without any representation or warranty by or obligation upon Secured Party) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Secured Party notwithstanding any action, inaction or breach of representation or warranty by Debtor,
         (iii) provide that there shall be no recourse against Secured Party for payment of premiums or other amounts with respect thereto, and
         (iv) provide that at least thirty (30) days prior written notice of cancellation or of lapse shall be given to Secured Party by the insurer. Debtor will, if requested by Secured Party, deliver to Secured Party original or duplicate policies of such insurance and, as often as Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance. Debtor will also, at the request of Secured Party, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. All insurance payments in respect of loss of or damage to any Collateral shall be paid to Secured Party and applied as Secured Party in its sole discretion deems appropriate.

                 (h) Accounts and General Intangibles. Debtor will, except as otherwise provided in Subsection 6(e), collect, at Debtor's own expense, all amounts due or to become due under each of the accounts and general intangibles. In connection with such collections, Debtor may and, at Secured Party's direction, will take such action not otherwise forbidden by Subsection 5(e) as Debtor or Secured Party may deem necessary or advisable to enforce collection or performance of each of the accounts and general intangibles. Debtor will also duly perform and cause to be performed all of its obligations with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each account and all of its obligations to be performed under or with respect to the general intangibles. Debtor also covenants and agrees to take any action and/or execute any documents that Secured Party may request in order to comply with the Federal Assignment of Claims Act, as amended.

                 (i) Chattel Paper, Documents and Instruments. Debtor will take such action as may be requested by Secured Party in order to cause any chattel paper, documents or instruments to be valid and enforceable and will cause all chattel paper to have only one original counterpart. Upon request by Secured Party, Debtor will deliver to Secured Party all originals of chattel paper, documents or instruments and will mark all chattel paper with a legend indicating that such chattel paper is subject to the security interest granted hereunder.

         5. NEGATIVE COVENANTS. Debtor will comply with the covenants contained in this Section 5 at all times during the period of time this Agreement is effective, unless Secured Party shall otherwise consent in writing.

                 (a) Transfer or Encumbrance. Debtor will not (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral,

         (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Secured Party, or (iii) deliver actual or constructive possession of any of the Collateral to any party other than Secured Party, except for (A) sales and leases of inventory in the ordinary course of business, and (B) the sale or other disposal of any item of equipment which is worn out or obsolete and which has been replaced by an item of equal suitability and value, owned by Debtor and made subject to the security interest under this Agreement, but which is otherwise free and clear of any lien, security interest, encumbrance or adverse claim; provided, however, the exceptions permitted in clauses (A) and (B) above shall automatically terminate upon the occurrence of an Event of Default.

                 (b) Impairment of Security Interest. Debtor will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party's security interest in any Collateral.

                 (c) Possession of Collateral. Debtor will not cause or permit the removal of any Collateral from its possession, control and risk of loss, nor will Debtor cause or permit the removal of any Collateral from the address on the signature page hereof and the addresses specified on Schedule "B" to this Agreement other than (i) as permitted by Subsection 5(a), or (ii) in connection with the possession of any Collateral by Secured Party or by its bailee.

                 (d) Goods. Debtor will not permit any Collateral which constitutes goods to at any time (i) be covered by any document except documents in the possession of the Secured Party, (ii) become so related to, attached to or used in connection with any particular real property so as to become a fixture upon such real property, or (iii) be installed in or affixed to other goods so as to become an accession to such other goods unless such other goods are subject to a perfected first priority security interest under this Agreement.

                 (e) Compromise of Collateral. Debtor will not adjust, settle, compromise, amend or modify any Collateral, except an adjustment, settlement, compromise, amendment or modification in good faith and in the ordinary course of business; provided, however, this exception shall automatically terminate upon the occurrence of an Event of Default or upon Secured Party's written request. Debtor shall provide to Secured Party such information concerning (i) any adjustment, settlement, compromise, amendment or modification of any Collateral, and (ii) any claim asserted by any account debtor for credit, allowance, adjustment, dispute, setoff or counterclaim, as Secured Party may request from time to time.

                 (f) Financing Statement Filings. Debtor recognizes that financing statements pertaining to the Collateral have been or may be filed where Debtor maintains any Collateral, has its records concerning any Collateral or has its residence or chief executive office, as the case may be. Without limitation of any other covenant herein, Debtor will not cause or permit any change in the location of
         (i) any Collateral, (ii) any records concerning any Collateral, or
         (iii) Debtor's residence or chief executive office, as the case may be, to a jurisdiction other than as represented in Subsection 3(f) unless Debtor shall have notified Secured Party in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Secured Party for the purpose of further perfecting or protecting the security interest in favor of Secured Party in the Collateral. In any written notice furnished pursuant to this Subsection, Debtor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purpose of continuing perfection of Secured Party's security interest in the Collateral.

         6. RIGHTS OF SECURED PARTY. Secured Party shall have the rights contained in this Section 6 at all times during the period of time this Agreement is effective.

                 (a) Additional Financing Statements Filings. Debtor hereby authorizes Secured Party to file, without the signature of Debtor, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Debtor further agrees that a carbon, photographic or other reproduction of this Security Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Secured Party may deem appropriate.

                 (b) Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party's discretion, to take any action and to execute any instrument which Secured Party may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation: (i) to obtain and adjust insurance required by Secured Party hereunder; (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above; and (iv) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral.

                 (c) Performance by Secured Party. If Debtor fails to perform any agreement or obligation provided herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

                 (d) Debtor's Receipt of Proceeds. All amounts and proceeds (including instruments and writings) received by Debtor in respect of such accounts or general intangibles shall be received in trust for the benefit of Secured Party hereunder and, upon request of Secured Party, shall be segregated from other property of Debtor and shall be forthwith delivered to Secured Party in the same form as so received (with any necessary endorsement) and applied to the Indebtedness in such manner as Secured Party deems appropriate in its sole discretion.

                 (e) Notification of Account Debtors. Secured Party may at its discretion from time to time notify any or all obligors under any accounts or general intangibles (i) of Secured Party's security interest in such accounts or general intangibles and direct such obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party, and (ii) to verify the accounts or general intangibles with such obligors. Secured Party shall have the right, at the expense of Debtor, to enforce collection of any such accounts or general intangibles and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor.

         7. EVENTS OF DEFAULT. Each of the following constitutes an "Event of Default" under this Agreement:

                 (a) Event of Default under the Credit Agreement. An Event of Default under the Credit Agreement; or

                 (b) Non-Compliance of Covenants. The non-compliance with any covenant herein which has not been cured within ten (10) days of written notice to Debtor of such non-compliance; or

                 (c) Execution on Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action against Debtor; or

                 (d) Abandonment. Debtor abandons the Collateral or any portion thereof; or

                 (e) Action by Other Lienholder. The holder of any lien or security interest on any of the assets of Debtor, including without limitation, the Collateral (without hereby implying the consent of Secured Party to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

         8. REMEDIES AND RELATED RIGHTS. If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein, under any of the other Loan Documents or otherwise available to Secured Party, Secured Party may exercise one or more of the rights and remedies provided in this Section.

                 (a) Remedies. Secured Party may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

                               (i)         exercise in respect of the
                 Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

                              (ii) require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Secured Party, assemble the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties;

                             (iii) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

                              (iv) sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Secured Party's power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

                               (v) buy the Collateral, or any portion thereof, at any public sale;

                              (vi) buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

                             (vii)         apply for the appointment of a
                 receiver for the Collateral, and Debtor hereby consents to any such appointment; and

                            (viii) at its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise.

         Debtor agrees that in the event Debtor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Debtor's address set forth on the signature page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (b) Application of Proceeds. If any Event of Default shall have occurred, Secured Party may at its discretion apply or use any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Secured Party may elect:

                               (i)     to the repayment or reimbursement of
                 the reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Secured Party in connection with (A) the administration of the Loan Documents, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (C) the exercise or enforcement of any of the rights and remedies of Secured Party hereunder;

                               (ii)    to the payment or other satisfaction
                 of any liens and other encumbrances upon the Collateral;

                               (iii)   to the satisfaction of the
                 Indebtedness;

                               (iv)    by holding such cash and proceeds as
                 Collateral;

                               (v)     to the payment of any other amounts
                 required by applicable law (including without limitation, Section 9.504(a)(3) of the Code or any other applicable statutory provision); and

                               (vi) by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

                 (c) Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, Borrower and any party who guaranteed or is otherwise obligated to pay all or any portion of the Indebtedness shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

                 (d) Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. Debtor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm's length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party's option.

                 (e) Other Recourse. Debtor waives any right to require Secured Party to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Secured Party. Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Debtor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Debtor shall have no right of subrogation and Debtor waives the right to enforce any remedy which Secured Party has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Debtor authorizes Secured Party, and without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Indebtedness to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

         9. INDEMNITY. DEBTOR HEREBY INDEMNIFIES AND AGREES TO HOLD HARMLESS SECURED PARTY, AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES (EACH AN "INDEMNIFIED PERSON") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE (COLLECTIVELY, THE "CLAIMS") WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, ANY INDEMNIFIED PERSON (WHETHER OR NOT CAUSED BY ANY INDEMNIFIED PERSON'S SOLE, CONCURRENT OR CONTRIBUTORY NEGLIGENCE) ARISING IN CONNECTION WITH THE LOAN DOCUMENTS, THE INDEBTEDNESS OR THE COLLATERAL (INCLUDING WITHOUT LIMITATION, THE ENFORCEMENT OF THE

LOAN DOCUMENTS AND THE DEFENSE OF ANY INDEMNIFIED PERSON'S ACTIONS AND/OR INACTIONS IN CONNECTION WITH THE LOAN DOCUMENTS), EXCEPT TO THE LIMITED EXTENT THE CLAIMS AGAINST AN INDEMNIFIED PERSON ARE PROXIMATELY CAUSED BY SUCH INDEMNIFIED PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IF DEBTOR OR ANY THIRD PARTY EVER ALLEGES SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY ANY INDEMNIFIED PERSON, THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL NONETHELESS BE PAID UPON DEMAND, SUBJECT TO LATER ADJUSTMENT OR REIMBURSEMENT, UNTIL SUCH TIME AS A COURT OF COMPETENT JURISDICTION ENTERS A FINAL JUDGMENT AS TO THE EXTENT AND EFFECT OF THE ALLEGED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND SHALL EXTEND AND CONTINUE TO BENEFIT EACH INDIVIDUAL OR ENTITY WHO IS OR HAS AT ANY TIME BEEN AN INDEMNIFIED PERSON HEREUNDER.

         10.     MISCELLANEOUS.

                 (a) Entire Agreement. This Agreement contains the entire agreement of Secured Party and Debtor with respect to the Collateral. If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Secured Party shall continue in full force and effect to secure the Indebtedness unless Secured Party specifically releases its rights thereunder by separate release.

                 (b) Amendment. No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.


                 (c) Actions by Secured Party. The lien, security interest and other security rights of Secured Party hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant with respect to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Indebtedness. The taking of additional security by Secured Party shall not release or impair the lien, security interest or other security rights of Secured Party hereunder or affect the obligations of Debtor hereunder.

                 (d) Waiver by Secured Party. Secured Party may waive any Event of Default without waiving any other prior or subsequent Event of Default. Secured Party may remedy any default without waiving the Event of Default remedied. Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Debtor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Debtor in any case shall of itself entitle Debtor to any other or further notice or demand in similar or other circumstances.

                 (e) Costs and Expenses. Debtor will upon demand pay to Secured Party the amount of any and all costs and expenses (including without limitation, attorneys' fees and expenses), which Secured Party may incur in connection with (i) the transactions which give rise to the Loan Documents, (ii) the preparation of this Agreement and the perfection and preservation of the security interests granted under the Loan Documents, (iii) the administration of the Loan Documents,
         (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (v) the exercise or enforcement of any of the rights of Secured Party under the Loan Documents, or (vi) the failure by Debtor to perform or observe any of the provisions hereof.

                 (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

                 (g) Venue. This Agreement has been entered into in the county in Texas where Bank's address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Agreement and venue for any such disputes shall be in the county or judicial district where this Agreement has been executed and delivered.

                 (h) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

                 (i) No Obligation. Nothing contained herein shall be construed as an obligation on the part of Secured Party to extend or continue to extend credit to Borrower.

                 (j) Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery,
         (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof or to such different address as the addressee shall have designated by written notice sent pursuant to the terms hereof and shall be deemed to have been received either, in the case of personal delivery, at the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

                 (k) Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Debtor and the heirs, executors, administrators, personal representatives, successors and assigns of Debtor, and (iii) shall inure to the benefit of Secured Party and its successors and assigns. Without limiting the generality of the foregoing, Secured Party may pledge, assign or otherwise transfer the Indebtedness and its rights under this Agreement and any of the other Loan Documents to any other party. Debtor's rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Secured Party.

                 (l) Termination. It is contemplated by the parties hereto that from time to time there may be no outstanding Indebtedness, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Indebtedness. Upon (i) the satisfaction in full of the Indebtedness, (ii) the termination or expiration of any commitment of Secured Party to extend credit to Borrower, (iii) written request for the termination hereof delivered by Debtor to Secured Party, and (iv) written release or termination delivered by Secured Party to Debtor, this Agreement and the security interests created hereby shall terminate. Upon termination of this Agreement and Debtor's written request, Secured Party will, at Debtor's sole cost and expense, return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

                 (m) Cumulative Rights. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

                 (n) Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

                 (o) Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.


         EXECUTED as of the date first written above.

                                       Debtor's Address:


                                       Bank One Center
                                       910 Travis, Suite 2150
                                       Houston, Texas 77002


                                       Secured Party's Address:


                                       Bank One, Texas, National Association
                                       910 Travis, 14th Floor
                                       Houston, Texas 77002


                                       DEBTOR:


                                       SAN JUAN PARTNERS, L.L.C.


                                       By: O'Sullivan Oil & Gas Company, Inc.
                                           Its Sole Manager

                                           By: /s/ C. N. O'SULLIVAN
                                              ---------------------------------
                                              C. N. O'Sullivan
                                              President

                                  SCHEDULE "A"
                                       TO
                               SECURITY AGREEMENT
                             DATED JANUARY 15, 1998
                                 BY AND BETWEEN
                     BANK ONE, TEXAS, NATIONAL ASSOCIATION
                                      AND
                           SAN JUAN PARTNERS, L.L.C.



The other addresses referenced in Subsections 1(c)(iv) and 3(f) are as follows:

                                      NONE

                                  EXHIBIT "A"
                                       TO
                               SECURITY AGREEMENT
                             DATED JANUARY 15, 1998
                                 BY AND BETWEEN
                     BANK ONE, TEXAS, NATIONAL ASSOCIATION
                                      AND
                           SAN JUAN PARTNERS, L.L.C.



                                      NONE

                                  SCHEDULE "B"
                                       TO
                               SECURITY AGREEMENT
                             DATED JANUARY 15, 1998
                                 BY AND BETWEEN
                     BANK ONE, TEXAS, NATIONAL ASSOCIATION
                                      AND
                           SAN JUAN PARTNERS, L.L.C.



The other addresses referenced in Subsection 5(c) are as follows:


                                      NONE

                          PLEDGE OF BROKERAGE ACCOUNT


         THIS PLEDGE AGREEMENT ("Agreement") is made as of the 15th day of January, 1998, by SAN JUAN PARTNERS, L.L.C. (hereinafter called "Pledgor", whether one or more), in favor of BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Bank"). Pledgor hereby agrees with Bank as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below:

                 (a)      The term "Borrower" shall mean Pledgor.

                 (b) The term "Code" shall mean the Uniform Commercial Code as in effect in the State of Texas on the date of this Agreement or as it may hereafter be amended from time to time.

                 (c) The term "Collateral" shall mean all property specifically described on Schedule "A" attached hereto and made a part hereof. The term Collateral, as used herein, shall also include (i) all certificates, instruments and/or other documents evidencing the foregoing, (ii) all renewals, replacements and substitutions of all of the foregoing, (iii) all Additional Property (as hereinafter defined), and (iv) all PRODUCTS and PROCEEDS of all of the foregoing. The designation of proceeds does not authorize Pledgor to sell, transfer or otherwise convey any of the foregoing property. The delivery at any time by Pledgor to Secured Party of any property as a pledge to secure payment or performance of any indebtedness or obligation whatsoever shall also constitute a pledge of such property as Collateral hereunder.

                 (d)      The term "Indebtedness" shall mean

         (i) all indebtedness, obligations and liabilities of Borrower to Secured Party of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Secured Party, be or have been payable to or in favor of a third party and subsequently acquired by Secured Party (it being contemplated that Secured Party may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Borrower to Secured Party now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all obligations of Borrower to Secured Party under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) all costs and expenses incurred by Secured Party in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above.

                 (e) The term "Loan Documents" shall mean all instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Indebtedness.

                 (f) The term "Obligated Party" shall mean any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the Indebtedness.

                 (g) The term "Secured Party" shall mean Bank, its successors and assigns, including without limitation, any party to whom Bank, or its successors or assigns, may assign its rights and interests under this Agreement.

All words and phrases used herein which are expressly defined in Section 1.201, Chapter 8 or Chapter 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201, Chapter 8 or Chapter 9 of the Code.

         2. SECURITY INTEREST. As security for the Indebtedness, Pledgor, for value received, hereby grants to Secured Party a continuing security interest in the Collateral.

         3. ADDITIONAL PROPERTY. Collateral shall also include the following property (collectively, the "Additional Property") which Pledgor becomes entitled to receive or shall receive in connection with any other
Collateral: (a) any stock certificate, including without limitation, any certificate representing a stock dividend or any certificate in connection with any recapitalization, reclassification, merger, consolidation, conversion, sale of assets, combination of shares, stock split or spin-off; (b) any option, warrant, subscription or right, whether as an addition to or in substitution of any other Collateral; (c) any dividends or distributions of any kind whatsoever, whether distributable in cash, stock or other property; (d) any interest, premium or principal payments; and (e) any conversion or redemption proceeds; provided, however, that until the occurrence of an Event of Default (as hereinafter defined), Pledgor shall be entitled to all cash dividends and all interest paid on the Collateral (except interest paid on any certificate of deposit pledged hereunder) free of the security interest created under this Agreement. All Additional Property received by Pledgor shall be received in trust for the benefit of Secured Party. All Additional Property and all certificates or other written instruments or documents evidencing and/or representing the Additional Property that is received by Pledgor, together with such instruments of transfer as Secured Party may request, shall immediately be delivered to or deposited with Secured Party and held by Secured Party as Collateral under the terms of this

Agreement. If the Additional Property received by Pledgor shall be shares of stock or other securities, such shares of stock or other securities shall be duly endorsed in blank or accompanied by proper instruments of transfer and assignment duly executed in blank with, if requested by Secured Party, signatures guaranteed by a bank or member firm of the New York Stock Exchange, all in form and substance satisfactory to Secured Party. Secured Party shall be deemed to have possession of any Collateral in transit to Secured Party or its agent.

         4. VOTING RIGHTS. As long as no Event of Default shall have occurred hereunder, any voting rights incident to any stock or other securities pledged as Collateral may be exercised by Pledgor; provided, however, that Pledgor will not exercise, or cause to be exercised, any such voting rights, without the prior written consent of Secured Party, if the direct or indirect effect of such vote will result in an Event of Default hereunder.

         5. MAINTENANCE OF COLLATERAL. Other than the exercise of reasonable care to assure the safe custody of any Collateral in Secured Party's possession from time to time, Secured Party does not have any obligation, duty or responsibility with respect to the Collateral. Without limiting the generality of the foregoing, Secured Party shall not have any obligation, duty or responsibility to do any of the following: (a) ascertain any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to the Collateral or informing Pledgor with respect to any such matters; (b) fix, preserve or exercise any right, privilege or option (whether conversion, redemption or otherwise) with respect to the Collateral unless (i) Pledgor makes written demand to Secured Party to do so, (ii) such written demand is received by Secured Party in sufficient time to permit Secured Party to take the action demanded in the ordinary course of its business, and (iii) Pledgor provides additional collateral, acceptable to Secured Party in its sole discretion; (c) collect any amounts payable in respect of the Collateral (Secured Party being liable to account to Pledgor only for what Secured Party may actually receive or collect thereon); (d) sell all or any portion of the Collateral to avoid market loss; (e) sell all or any portion of the Collateral unless and until (i) Pledgor makes written demand upon Secured Party to sell the Collateral, and (ii) Pledgor provides additional collateral, acceptable to Secured Party in its sole discretion; or (f) hold the Collateral for or on behalf of any party other than Pledgor.

         6. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants the following to Secured Party:

                 (a) Due Authorization. The execution, delivery and performance of this Agreement and all of the other Loan Documents by Pledgor have been duly authorized by all necessary corporate action of Pledgor, to the extent Pledgor is a corporation, or by all necessary partnership action, to the extent Pledgor is a partnership.

                 (b) Enforceability. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of Pledgor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

                 (c) Ownership and Liens. Pledgor has Defensible Title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. Pledgor has not executed any other security agreement currently affecting the Collateral and no financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as may have been executed or filed in favor of Secured Party.

                 (d) No Conflicts or Consents. Neither the ownership, the intended use of the Collateral by Pledgor, the grant of the security interest by Pledgor to Secured Party herein nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (A) any domestic or foreign law, statute, rule or regulation, (B) the articles or certificate of incorporation, charter, bylaws or partnership agreement, as the case may be, of Pledgor, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Pledgor or otherwise affecting the Collateral, or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Pledgor or of any person except as may be expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or third party is required in connection with the grant by Pledgor of the security interest herein or the exercise by Secured Party of its rights and remedies hereunder.

                 (e) Security Interest. Pledgor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance. This Agreement creates a legal, valid and binding security interest in favor of Secured Party in the Collateral.

                 (f) Location. Pledgor's residence or chief executive office, as the case may be, and the office where the records concerning the Collateral are kept is located at its address set forth on the signature page hereof.

                 (g) Solvency of Pledgor. As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by Pledgor at the time of the execution of this Agreement, (i) Pledgor is and will be solvent, (ii) the fair saleable value of Pledgor's assets exceeds and will continue to exceed Pledgor's liabilities (both fixed and contingent), (iii) Pledgor is paying and will continue to be able to pay its debts as they mature, and (iv) if Pledgor is not an individual, Pledgor has and will have sufficient capital to carry on Pledgor's businesses and all businesses in which Pledgor is about to engage.

                 (h) Securities. Any certificates evidencing securities pledged as Collateral are valid and genuine and have not been altered. All securities pledged as Collateral have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any party or of any agreement by which Pledgor or the issuer thereof is bound. No restrictions or conditions exist with respect to the transfer or voting of any securities pledged as Collateral, except as has been disclosed to Secured Party in writing. To the best of Pledgor's knowledge, no issuer of such securities (other than securities of a class which are publicly traded) has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding entitling any party to have issued to such party capital stock of such issuer, except as has been disclosed to Secured Party in writing.

         7. AFFIRMATIVE COVENANTS. Pledgor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective unless Secured Party shall otherwise consent in writing.

                 (a) Ownership and Liens. Pledgor will maintain Defensible Title to all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement and the security interests and other encumbrances expressly permitted by the other Loan Documents. Pledgor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Pledgor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Secured Party. Pledgor will defend at its expense Secured Party's right, title and security interest in and to the Collateral against the claims of any third party.

                 (b) Inspection of Books and Records. Pledgor will keep adequate records concerning the Collateral and will permit Secured Party and all representatives and agents appointed by Secured Party, with prior written notice, to inspect Pledgor's books and records of or relating to the Collateral at any time during normal business hours, to make and take away photocopies, photographs and printouts thereof and to write down and record any such information.

                 (c) Adverse Claim. Pledgor covenants and agrees to promptly notify Secured Party of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest created hereunder and, at Pledgor's expense, defend Secured Party's security interest in the Collateral against the claims of any third party. Pledgor also covenants and agrees to promptly deliver to Secured Party a copy of all written notices received by Pledgor with respect to the Collateral, including without limitation, notices received from the issuer of any securities pledged hereunder as Collateral.

                 (d) Further Assurances. Pledgor will contemporaneously with the execution hereof and from time to time thereafter at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Secured Party may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (A) executing and filing any financing or continuation statements, or any amendments thereto; (B) obtaining written confirmation from the issuer of any securities pledged as Collateral of the pledge of such securities, in form and substance satisfactory to Secured Party; (C) cooperating with Secured Party in registering the pledge of any securities pledged as Collateral with the issuer of such securities;
         (D) delivering notice of Secured Party's security interest in any securities pledged as Collateral to any financial intermediary, clearing corporation or other party required by Secured Party, in form and substance satisfactory to Secured Party; and (E) obtaining written confirmation of the pledge of any securities constituting Collateral from any financial intermediary, clearing corporation or other party required by Secured Party, in form and substance satisfactory to Secured Party. If all or any part of the Collateral is securities issued by an agency or department of the United States, Pledgor covenants and agrees, at Secured Party's request, to cooperate in registering such securities in Secured Party's name or with Secured Party's account maintained with a Federal Reserve Bank.

         8. NEGATIVE COVENANTS. Pledgor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective, unless Secured Party shall otherwise consent in writing.

                 (a) Transfer or Encumbrance. Pledgor will not (i) sell, assign (by operation of law or otherwise) or transfer Pledgor's rights in any of the Collateral, (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Secured Party, or (iii) deliver actual or constructive possession of any certificate, instrument or document evidencing and/or representing any of the Collateral to any party other than Secured Party.

                 (b) Impairment of Security Interest. Pledgor will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party's security interest in any Collateral.

                 (c) Dilution of Ownership. As to any securities pledged as Collateral (other than securities of a class which are publicly traded), Pledgor will not consent to or approve of the issuance of (i) any additional shares of any class of securities of such issuer (unless immediately upon issuance additional securities are pledged and delivered to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a security interest after such issuance in at least the same percentage of such issuer's outstanding securities as Secured Party had before such issuance), (ii) any instrument convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such securities, or (iii) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such securities.

                 (d) Restrictions on Securities. Pledgor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any securities pledged as Collateral, except as consented to in writing by Secured Party.

         9. RIGHTS OF SECURED PARTY. Secured Party shall have the rights contained in this Section at all times during the period of time this Agreement is effective.

                 (a) Power of Attorney. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, to take any action and to execute any instrument which Secured Party may from time to time in Secured Party's discretion deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation, the following action: (i) transfer any securities, instruments, documents or certificates pledged as Collateral in the name of Secured Party or its nominee; (ii) use any interest, premium or principal payments, conversion or redemption proceeds or other cash proceeds received in connection with any Collateral to reduce any of the Indebtedness; (iii) exchange any of the securities pledged as Collateral for any other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, and, in connection therewith, to deposit and deliver any and all of such securities with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Secured Party may deem necessary or appropriate; (iv) exercise or comply with any conversion, exchange, redemption, subscription or any other right, privilege or option pertaining to any securities pledged as Collateral; provided, however, except as provided herein, Secured Party shall not have a duty to exercise or comply with any such right, privilege or option (whether conversion, redemption or otherwise) and shall not be responsible for any delay or failure to do so; and (v) file any claims or take any action or institute any proceedings which Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral.

                 (b) Performance by Secured Party. If Pledgor fails to perform any agreement or obligation provided herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Pledgor on demand.

Notwithstanding any other provision herein to the contrary, Secured Party does not have any duty to exercise or continue to exercise any of the foregoing rights and shall not be responsible for any failure to do so or for any delay in doing so.

         10. EVENTS OF DEFAULT. Each of the following constitutes an "Event of Default" under this Agreement:

                 (a) Default under Credit Agreement. An Event of Default under the Credit Agreement; or

                 (b) Execution on Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action against Pledgor; or

                 (c) Abandonment. Pledgor abandons the Collateral or any portion thereof; or

                 (d) Dilution of Ownership. The issuer of any securities (other than securities of a class which are publicly traded) constituting Collateral hereafter issues any shares of any class of capital stock (unless immediately upon issuance, additional securities are pledged and delivered to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a security interest after such issuance in at least the same percentage of such issuer's outstanding securities as Secured Party had before such issuance) or any options, warrants or other rights to purchase any such capital stock; or

                 (e) Bankruptcy of Issuer. (i) The issuer of any securities constituting Collateral files a petition for relief under any Applicable Bankruptcy Law, (ii) an involuntary petition for relief is filed against any such issuer under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within thirty (30) days after the filing thereof, or (iii) an order for relief naming any such issuer is entered under any Applicable Bankruptcy Law.

         11. REMEDIES AND RELATED RIGHTS. If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein, under any of the other Loan Documents or otherwise available to Secured Party, Secured Party may exercise one or more of the rights and remedies provided in this Section.

                 (a) Remedies. Secured Party may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

                      (i) exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

                     (ii) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

                    (iii) sell or otherwise dispose of, at its office, on the premises of Pledgor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Secured Party's power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

                     (iv) buy the Collateral, or any portion thereof, at any
                 public sale;

                      (v) buy the Collateral, or any portion thereof, at any
                 private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

                     (vi) apply for the appointment of a receiver for the
                 Collateral, and Pledgor hereby consents to any such appointment; and

                    (vii) at its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise.

         Pledgor agrees that in the event Pledgor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Pledgor's address set forth on the signature page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor further acknowledges and agrees that the redemption by Secured Party of any certificate of deposit pledged as Collateral shall be deemed to be a commercially reasonable disposition under Section 9.504(c) of the Code.

                 (b) Private Sale of Securities. Pledgor recognizes that Secured Party may be unable to effect a public sale of all or any part of the securities pledged as Collateral because of restrictions in applicable federal and state securities laws and that Secured Party may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that each any such private sale may be at prices and other terms less favorable then what might have been obtained at a public sale and, notwithstanding the foregoing, agrees that each such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer to register such securities for public sale under any federal or state securities laws. Pledgor further acknowledges and agrees that any offer to sell such securities which has been made privately in the manner described above to not less than five (5) bona fide offerees shall be deemed to involve a "public sale" for the purposes of Section 9.504(c) of the Code, notwithstanding that such sale may not constitute a "public offering" under any federal or state securities laws and that Secured Party may, in such event, bid for the purchase of such securities.

                 (c) Application of Proceeds. If any Event of Default shall have occurred, Secured Party may at its discretion apply or use any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Secured Party may elect:

                      (i) to the repayment or reimbursement of the reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Secured Party in connection with (A) the administration of the Loan Documents, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (C) the exercise or enforcement of any of the rights and remedies of Secured Party hereunder;

                     (ii) to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;

                    (iii)         to the satisfaction of the Indebtedness;

                     (iv)         by holding such cash and proceeds as
                 Collateral;

                      (v) to the payment of any other amounts required by applicable law (including without limitation, Section 9.504(a)(3) of the Code or any other applicable statutory provision); and

                     (vi) by delivery to Pledgor or any other party lawfully
                 entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

                 (d) Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, Borrower and any party who guaranteed or is otherwise obligated to pay all or any portion of the Indebtedness shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

                 (e) Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Pledgor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. Pledgor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm's length. Nothing herein is intended to prevent Secured Party or Pledgor from resorting to judicial process at either party's option.

                 (f) Other Recourse. Pledgor waives any right to require Secured Party to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Pledgor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Secured Party. Pledgor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Pledgor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Pledgor shall have no right of subrogation and Pledgor waives the right to enforce any remedy which Secured Party has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Pledgor authorizes Secured Party, and without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder or on the Indebtedness, to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

                 (g) Voting Rights. Upon the occurrence of an Event of Default, Pledgor will not exercise any voting rights with respect to securities pledged as Collateral. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact (such power of attorney being coupled with an interest) and proxy to exercise any voting rights with respect to Pledgor's securities pledged as Collateral upon the occurrence of an Event of Default.

                 (h) Dividend Rights and Interest Payments. Upon the occurrence of an Event of Default:

                      (i) all rights of Pledgor to receive and retain the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 3 shall automatically cease, and all such rights shall thereupon become vested with Secured Party which shall thereafter have the sole right to receive, hold and apply as Collateral such dividends and interest payments; and

                     (ii) all dividend and interest payments which are received by Pledgor contrary to the provisions of clause (i) of this Subsection shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Secured Party in the exact form received (properly endorsed or assigned if requested by Secured Party), to be held by Secured Party as Collateral.

         12. INDEMNITY. PLEDGOR HEREBY INDEMNIFIES AND AGREES TO HOLD HARMLESS SECURED PARTY, AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES (EACH AN "INDEMNIFIED PERSON") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE (COLLECTIVELY, THE "CLAIMS") WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, ANY INDEMNIFIED PERSON (WHETHER OR NOT CAUSED BY ANY INDEMNIFIED PERSON'S SOLE, CONCURRENT OR CONTRIBUTORY NEGLIGENCE) ARISING IN CONNECTION WITH THE LOAN DOCUMENTS, THE INDEBTEDNESS OR THE COLLATERAL (INCLUDING WITHOUT LIMITATION, THE ENFORCEMENT OF THE LOAN DOCUMENTS AND THE DEFENSE OF ANY INDEMNIFIED PERSON'S ACTIONS AND/OR INACTIONS IN CONNECTION WITH THE LOAN DOCUMENTS), EXCEPT TO THE LIMITED EXTENT THE CLAIMS AGAINST AN INDEMNIFIED PERSON ARE PROXIMATELY CAUSED BY SUCH INDEMNIFIED PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IF PLEDGOR OR ANY THIRD PARTY EVER ALLEGES SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY ANY INDEMNIFIED PERSON, THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL NONETHELESS BE PAID UPON DEMAND, SUBJECT TO LATER ADJUSTMENT OR REIMBURSEMENT, UNTIL SUCH TIME AS A COURT OF

COMPETENT JURISDICTION ENTERS A FINAL JUDGMENT AS TO THE EXTENT AND EFFECT OF THE ALLEGED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND SHALL EXTEND AND CONTINUE TO BENEFIT EACH INDIVIDUAL OR ENTITY WHO IS OR HAS AT ANY TIME BEEN AN INDEMNIFIED PERSON HEREUNDER.

         13.     MISCELLANEOUS.

                 (a) Entire Agreement. This Agreement contains the entire agreement of Secured Party and Pledgor with respect to the Collateral. If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Secured Party shall continue in full force and effect to secure the Indebtedness unless Secured Party specifically releases its rights thereunder by separate release.

                 (b) Amendment. No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

                 (c) Actions by Secured Party. The lien, security interest and other security rights of Secured Party hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant with respect to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Indebtedness. The taking of additional security by Secured Party shall not release or impair the lien, security interest or other security rights of Secured Party hereunder or affect the obligations of Pledgor hereunder.

                 (d) Waiver by Secured Party. Secured Party may waive any Event of Default without waiving any other prior or subsequent Event of Default. Secured Party may remedy any default without waiving the Event of Default remedied. Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Pledgor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Pledgor in any case shall of itself entitle Pledgor to any other or further notice or demand in similar or other circumstances.

                 (e) Costs and Expenses. Pledgor will upon demand pay to Secured Party the amount of any and all costs and expenses (including without limitation, attorneys' fees and expenses), which Secured Party may incur in connection with (i) the transactions which give rise to the Loan Documents, (ii) the preparation of this Agreement and the perfection and preservation of the security interests granted under the Loan Documents, (iii) the administration of the Loan Documents,
         (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (v) the exercise or enforcement of any of the rights of Secured Party under the Loan Documents, or (vi) the failure by Pledgor to perform or observe any of the provisions hereof.

                 (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

                 (g) Venue. This Agreement has been entered into in the county in Texas where Bank's address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Agreement and venue for any such disputes shall be in the county or judicial district where this Agreement has been executed and delivered.

                 (h) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

                 (i) No Obligation. Nothing contained herein shall be construed as an obligation on the part of Secured Party to extend or continue to extend credit to Borrower.

                 (j) Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof or to such different address as the addressee shall have designated by written notice sent pursuant to the terms hereof and shall be deemed to have been received either, in the case of personal delivery, at the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

                 (k) Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Pledgor and the heirs, executors, administrators, personal representatives, successors and assigns of Pledgor, and (iii) shall inure to the benefit of Secured Party and its successors and assigns. Without limiting the generality of the foregoing, Secured Party may pledge, assign or otherwise transfer the Indebtedness and its rights under this Agreement and any of the other Loan Documents to any other party. Pledgor's rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Secured Party.

                 (l) Termination. It is contemplated by the parties hereto that from time to time there may be no outstanding Indebtedness, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Indebtedness. Upon (i) the satisfaction in full of the Indebtedness, (ii) the termination or expiration of any commitment of Secured Party to extend credit to Borrower, (iii) written request for the termination hereof delivered by Pledgor to Secured Party, and (iv) written release delivered by Secured Party to Pledgor, this Agreement and the security interests created hereby shall terminate. Upon termination of this Agreement and Pledgor's written request, Secured Party will, at Pledgor's sole cost and expense, return to Pledgor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

                 (m) Cumulative Rights. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

                 (n) Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

                 (o) Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.


         EXECUTED as of the date first written above.

                                     PLEDGOR'S ADDRESS:
                                     -----------------

                                     SAN JUAN PARTNERS, L.L.C.

                                     Bank One Center
                                     910 Travis, Suite 2150
                                     Houston, Texas 77002

                                     PLEDGOR:
                                     -------

                                     SAN JUAN PARTNERS, L.L.C.

                                     By:     O'Sullivan Oil & Gas Company, Inc.
                                             Its Sole Manager

                                             By: /s/ C.N. O'SULLIVAN
                                                ---------------------
                                                 C.N. O'Sullivan
                                                 President

                                  SCHEDULE "A"
                                       TO
                                PLEDGE AGREEMENT
                             DATED JANUARY 15, 1998
                                 BY AND BETWEEN
                     BANK ONE, TEXAS, NATIONAL ASSOCIATION
                                      AND
                           SAN JUAN PARTNERS, L.L.C.



The following property is a part of the Collateral as defined in Subsection
1(c):

       Account No. 029-102287-105 in the name of Pledgor and maintained with BANC ONE SECURITIES CORPORATION, and all securities, cash and all other property contained from time to time in such Account.

       Account No. 7900386512 in the name of Pledgor and maintained with JEFFERIES & COMPANY, INC., and all securities, cash and all other property contained from time to time in such Account.

                          NOTICE OF SECURITY INTEREST
                                   TO BROKER

BANC ONE SECURITIES CORPORATION
783 Greencrest Drive
Westerville, OH 43081


       RE:     SAN JUAN PARTNERS, L.L.C.


       This is to notify you that the following securities (the "Pledged Securities") held by the undersigned in Account No. 029-102215-105 with you are subject to a security interest granted by the undersigned to BANK ONE, TEXAS, N.A. ("Bank One"):

       All Trust Units now owned or acquired hereafter in Burlington Resources Coal Seam Gas Royalty Trust.

You are hereby instructed not to effect any transfer of any of the Pledged Securities without the prior written consent of Bank One.

Please sign the Confirmation of Pledge set forth below and return the same to Bank One at 910 Travis, 6th Floor, Houston, Texas 77002 Attn: Energy Lending.

       This Notice is dated January 15, 1998.

                               SAN JUAN PARTNERS, L.L.C.

                               By:      O'Sullivan Oil & Gas Company, Inc.
                                        Its Sole Manager

                                        By:________________________
                                              C.N. O'Sullivan
                                              President

                             CONFIRMATION OF PLEDGE

       The undersigned, BANC ONE SECURITIES CORPORATION (the "Broker"), hereby agrees, confirms and certifies to BANK ONE, TEXAS, N.A. ("Bank One") the following:

       1. Broker maintains Account No. 029-102215-105 for the benefit of SAN JUAN PARTNERS, L.L.C. ("Pledgor") in which the Pledged Securities (as such term is defined in the above Notice from Pledgor) are held.

       2. The Pledged Securities are identified on the Broker's books and records, by book-entry or otherwise, as being owned by Pledgor. Broker is in receipt of the above Notice from Pledgor that the Pledged Securities have been pledged to Bank One and hereby confirms to Bank One that as of the date hereof such pledge has been indicated on Broker's books and records.

       3. The records of Broker do not indicate any person having any interest in the Pledged Securities other than Pledgor and Bank One. Broker has not created, nor has it received notice of, any liens, claims or encumbrances with respect to the Pledged Securities, except to Bank One.

       4. Broker agrees not to effect any transfer of Pledgor's interest in any of the Pledged Securities without the prior written consent of Bank One.

       5. Any security interest of Broker in the Pledged Securities is inferior to the Bank's security interest in the Pledged Securities, except any lien that secured Broker's ordinary transaction and service fees or commissions.

       6. Until Broker receives written notice from Bank One, Broker agrees to hold all Pledged Securities, and all dividends and other distributions relating to the Pledged Securities (whether in cash, securities or other property), subject to the written instructions of Bank One.

       This Confirmation is dated January 15, 1998.

                                         BANC ONE SECURITIES CORPORATION
                                         -------------------------------


                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------





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
                          NOTICE OF SECURITY INTEREST
                                   TO BROKER

JEFFERIES & COMPANY, INC.
55 West Monroe, Suite 400
Chicago, IL 60603

       RE:  SAN JUAN PARTNERS, L.L.C.


       This is to notify you that the following securities (the "Pledged Securities") held by the undersigned in Account No. 7900386512 with you are subject to a security interest granted by the undersigned to BANK ONE, TEXAS, N.A. ("Bank One"):

       All Trust Units now owned or acquired hereafter in Burlington Resources Coal Seam Gas Royalty Trust.

You are hereby instructed not to effect any transfer of any of the Pledged Securities without the prior written consent of Bank One.

Please sign the Confirmation of Pledge set forth below and return the same to Bank One at 910 Travis, 6th Floor, Houston, Texas 77002 Attn: Energy Lending.

       This Notice is dated January 15, 1998.

                             SAN JUAN PARTNERS, L.L.C.

                             By:      O'Sullivan Oil & Gas Company, Inc.
                                      Its Sole Manager

                                      By:________________________
                                              C.N. O'Sullivan
                                              President

                             CONFIRMATION OF PLEDGE

       The undersigned, JEFFERIES & COMPANY, INC. (the "Broker"), hereby agrees, confirms and certifies to BANK ONE, TEXAS, N.A. ("Bank One") the following:

       1.      Broker maintains Account No. 7900386512 for the benefit of SAN
JUAN   PARTNERS, L.L.C. ("Pledgor") in which the Pledged Securities (as such term is defined in the above Notice from Pledgor) are held.





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
       2. The Pledged Securities are identified on the Broker's books and records, by book-entry or otherwise, as being owned by Pledgor. Broker is in receipt of the above Notice from Pledgor that the Pledged Securities have been pledged to Bank One and hereby confirms to Bank One that as of the date hereof such pledge has been indicated on Broker's books and records.

       3. The records of Broker do not indicate any person having any interest in the Pledged Securities other than Pledgor and Bank One. Broker has not created, nor has it received notice of, any liens, claims or encumbrances with respect to the Pledged Securities, except to Bank One.

       4. Broker agrees not to effect any transfer of Pledgor's interest in any of the Pledged Securities without the prior written consent of Bank One.

       5. Any security interest of Broker in the Pledged Securities is inferior to the Bank's security interest in the Pledged Securities, except any lien that secured Broker's ordinary transaction and service fees or commissions.

       6. Until Broker receives written notice from Bank One, Broker agrees to hold all Pledged Securities, and all dividends and other distributions relating to the Pledged Securities (whether in cash, securities or other property), subject to the written instructions of Bank One.

       This Confirmation is dated January 15, 1998.

                                         JEFFERIES & COMPANY, INC.
                                         -------------------------


                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------





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